Exhibit 4.4
BRUSH ENGINEERED MATERIALS INC.
SAVINGS AND INVESTMENT PLAN
(As Amended and Restated as of January 1, 2009)

BRUSH ENGINEERED MATERIALS INC.
SAVINGS AND INVESTMENT PLAN
(As Amended and Restated as of January 1, 2009)

(i)

(ii)

(iii)

(iv)

Page
ARTICLE XVI — SPECIAL PROVISIONS REGARDING MERGER OF WILLIAMS ADVANCED MATERIALS INC. SAVINGS AND INVESTMENT PLAN INTO THE PLAN	56

16.1 General	56

16.2 Merger Date	56

16.3 Transfer of Accrued Benefits	56

16.4 Investments, Withdrawals, and Distributions	56

16.5 Continuation of WAM Plan	57

ARTICLE XVII — MERGER OF THIN FILM TECHNOLOGY, INC. 401(K) PROFIT SHARING PLAN	57

17.1 Definitions	57

17.2 Plan Transfer	57

17.3 Nonforfeitable Interest	58

17.4 Separate Accounts	58

17.5 Participation by Transfer Participants	58

17.6 Plan Loans	58

17.7 Plan Elections	58

17.8 Code Section 411(d)(6) Protected Benefits	58

ARTICLE XVIII — SPECIAL PROVISIONS REGARDING MERGER OF CERAC, INC. RETIREMENT SAVINGS PLAN INTO THE PLAN	58

18.1 General	58

18.2 Merger Date	58

18.3 Transfer of Plan Assets	58

18.4 Vesting	59

18.5 Withdrawals	59

18.6 Continuation of CERAC Plan	59

ARTICLE XIX — EFFECTIVE DATE	59

19.1 General	59

19.2 Special Effective Dates	59

Schedule I	1

(v)

BRUSH ENGINEERED MATERIALS INC.
SAVINGS AND INVESTMENT PLAN
(As Amended and Restated as of January 1, 2009)
     Brush Engineered Materials Inc., an Ohio corporation, hereby amends and completely restates its Savings and Investment Plan known as the Brush Engineered Materials Inc. Savings and Investment Plan to read as follows, effective, except as otherwise provided herein, as of January 1, 2009.
ARTICLE I
DEFINITIONS
     1.1 Definitions. The following terms when used herein with initial capital letters, unless the context clearly indicates otherwise, shall have the following respective meanings:
     (1) Account. See Section 6.2.
     (2) Administrative Committee. The Administrative Committee provided for in Article VIII.
     (3) Administrator or Plan Administrator. The Administrator of the Plan, as defined in ERISA Section 3(16)(A) and Code Section 414(g), shall be the Company, which may delegate all or any part of its powers, duties and authorities in such capacity (without ceasing to be the Administrator of the Plan) as hereinafter provided.
     (4) Board of Directors. The Board of Directors of the Company.
     (5) Catch-up Contributions. The contributions described in Section 3.10.
     (6) Code. The Internal Revenue Code of 1986, as it has been and may be amended from time to time and any successor United States taxing or revenue law.
     (7) Common Stock or Common Stock of the Company. The common stock of the Company, which stock shall be a “qualifying employer security” as defined in Section 407 of ERISA.
     (8) Company. Brush Engineered Materials Inc., an Ohio corporation.
     (9) Company Stock Fund. One of the Investment Funds which shall be, together with dividends on Common Stock held in such Fund, invested and reinvested exclusively and/or primarily in Common Stock of the Company, subject to any pertinent provision of the Trust Agreement.
     (10) Controlled Group. The Company and any and all other corporations, trades and/or businesses, and any other entity required to be aggregated with the

Company pursuant to Section 414(o) of the Code, the employees of which together with Employees of the Company are required by a relevant provision of Section 414 of the Code be treated as if they were employed by a single employer. Each corporation or unincorporated trade or business that is or was a member of the Controlled Group shall be referred to herein as a “Controlled Group Member,” but only during such period as it is or was such a member.
     (11) Covered Employee. An Employee of any Employer who is employed at a covered plant, location, or operating unit listed on Schedule I, which is attached hereto and made a part hereof, or who is a member of a covered classification of employees listed on Schedule I, but excluding (a) any such Employee within a collective bargaining unit covered by a collective bargaining agreement with any Employer unless the collective bargaining representative for Employees in such unit and the Employer agree that this exclusion shall not apply to Employees in such unit, (b) any such Employee whose duties are performed primarily outside of the United States of America, and (c) any person who is not treated by the Employer as an employee for purposes of Section 3401 of the Code (without regard to any determination other than by the Employer that such person is or is not an employee for purposes of Section 3401 of the Code), without regard to any retroactive treatment by the Employer of such person as an employee for purposes of Section 3401 of the Code. Schedule I hereof shall contain a list of the participating plants, locations, operating units, and classifications of employees to which coverage under the Plan has been extended, and the later of the effective date of such Schedule I or the effective date of such extension of coverage. For purposes of this paragraph (11), any person who is performing services for an Employer at a location outside of the United States and who immediately prior to beginning to perform such services was a Covered Employee under this paragraph (11) (determined without regard to this sentence) shall be deemed to be a Covered Employee performing duties primarily within the United States at the covered plant, location, or operating unit at which such Covered Employee was employed immediately prior to beginning to perform such services at such location outside of the United States until the earliest of the date on which the person is transferred to a different covered plant, location, or operating unit listed on Schedule I, the date on which the person is transferred to a plant, location, or operating unit located within the United States not listed on Schedule I, the date on which the person is no longer an Employee of an Employer, or the date on which the person has a status that would exclude the person from the definition of Covered Employee under clause (a) of the first sentence of this paragraph (11). Any new plant, location, or operating unit which is established by an Employer shall not become covered solely by virtue of the fact that it is part of such Employer or part of a plant, location, or operating unit which at the time is covered; any such new plant, location, or operating unit shall become covered only if Plan coverage is expressly extended thereto in accordance with the procedures specified in Section 11.8.
     (12) Credited Compensation.
          (a) All non-deferred compensation (before withholdings and deductions for taxes or other purposes) paid in cash or by check by his Employer to an Employee; provided, however, Credited Compensation shall be determined as if there were no reduction of such Credited Compensation pursuant to the CODA provisions of Article III, pursuant to any salary reduction agreement under a plan intended to be qualified under Section 125 of the Code, or with respect to elective amounts that are not includible in the gross income of the Employee under Section 132(f) of the Code. Notwithstanding and without limitation of the foregoing, Credited Compensation shall not include (i) payment of, or reimbursement for, expenses or losses incurred or to be incurred by an Employee, (ii) any payment in connection with the Brush Wellman Inc. 1995 Stock Incentive Plan, as amended, or the Brush Engineered Materials Inc. 1995 Stock Incentive Plan, as amended, (iii) any payment in connection with the Brush Wellman Inc. Key Employee Share Option Plan, as amended, or the Brush Engineered Materials Inc. Key Employee Share Option Plan, as amended, (iv) any payment in connection with the Brush Engineered Materials Inc. Supplemental Retirement Benefit Plan, as amended, (v) any payment or income in connection with any agreement with respect to an individual regarding life insurance, including, without limitation, any deemed income and/or tax gross-up payment in connection with the agreement, (vi) any payment in connection with the Executive Deferred Compensation Plan II, as amended, (vii) any payment designated as a special award by the Board of Directors or committee of the Board of Directors, and (viii) all other payments which shall be determined by the Administrative Committee, under non-discriminatory rules uniformly applied, to represent a fringe or supplemental benefit with respect to such an Employee.
          (b) Notwithstanding clause (a) of this paragraph (12), the annual compensation of each Employee taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year. If a Plan Year contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of days in the Plan Year and the denominator of which is 365 (366 if the full period includes February 29).
     (13) Death Beneficiary.
          (a) A Participant’s Death Beneficiary shall be his Spouse if such Spouse survives him, and if such Spouse’s death occurs after the Participant’s death, the Participant’s Death Beneficiary shall be such Spouse’s estate.
          (b) If a Participant has no Spouse at the time of his death or his Spouse consents (in the manner hereinafter described in this paragraph (b)) to the designation hereinafter provided for in this paragraph (b), his Death Beneficiary shall be such person or persons (other than, or in addition to, his Spouse in the case of a married Participant) as may be designated by a Participant as his death beneficiary or contingent death beneficiary under the Plan. Such a designation may be made, revoked or changed only by an instrument (in form acceptable to the Administrative Committee) which is signed by the Participant, which, if he has a Spouse, includes his Spouse’s written consent to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Participant’s sole Death Beneficiary), and which is filed with the Administrative Committee before the Participant’s death. A Spouse’s consent required by this paragraph (b) shall be signed by the Spouse, shall acknowledge the effect of such consent, shall be witnessed by any person designated by the Administrative Committee as a Plan representative or by a notary public and shall be effective only with respect to such Spouse. In addition, the Spouse’s written consent must either (i) specify any non-spouse Death Beneficiary designated by the Participant and that such Death Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the Spouse has the right to limit consent to a specific Death Beneficiary, but permit the Participant to change the designated Death Beneficiary without the Spouse’s further consent. A person designated by a Participant as a Death Beneficiary who ceases to exist shall not be entitled to any payment thereafter to be made to the Participant’s Death Beneficiary; provided, however, that if a Participant’s designation includes his Spouse, such Spouse’s death occurs after the Participant’s death and such designation does not provide that payments otherwise to be made to the Spouse shall be made to some other person or persons after such Spouse’s death, such payments shall be made to the Spouse’s estate. At any time when all the persons designated by the Participant as his Death Beneficiary have ceased to exist, his Death Beneficiary shall be his Spouse or, if he does not then have a Spouse (and his Spouse’s estate is not entitled to payments pursuant to the provisions of the immediately preceding sentence), the Participant’s estate.
          (c) If a Participant has no Spouse and he has not made an effective Death Beneficiary designation pursuant to paragraph (b) above, his Death Beneficiary shall be the Participant’s estate.
     (14) Eligible Employee. Any Employee who has met the requirements for membership in the Plan as set forth in Section 2.1.
     (15) Employee. An employee of a Controlled Group Member, including an officer but not a director as such.
     (16) Employer. The Company, Brush Wellman Inc., and any other corporation or business organization that has adopted the Plan pursuant to Article XII.
     (17) Employer Contributions. Contributions of the Employers made pursuant to Section 4.1 hereof and, where appropriate, contributions of the Employers made pursuant to the provisions of the Plan as in effect prior to January 1, 2001.
     (18) ERISA. The Employee Retirement Income Security Act of 1974, as it has been and may be amended from time to time.
     (19) Fiduciary. Any person who is a “fiduciary” as defined by ERISA Section 3(21).

     (20) Highly Compensated Employee. An Employee or former Employee who is a “highly compensated active employee” or “highly compensated former employee”, determined in accordance with the following provisions:
          (a) A “highly compensated active employee” includes any Employee who performs services for a Controlled Group Member during the determination year and who either (i) was a five percent owner at any time during the determination year or the look back year, or (ii) received compensation from a Controlled Group Member during the look back year in excess of $80,000 (subject to adjustment annually as provided under Section 414(q) of the Code).
          (b) A “highly compensated former employee” includes any Employee who separated from service from the Controlled Group (or is deemed to have separated from service from the Controlled Group) prior to the determination year, performed no services for a Controlled Group Member during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the date the Employee attains age 55.
          (c) The determination of who is a Highly Compensated Employee hereunder shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder.
     For purposes of this definition, the following terms have the following meanings:
     (i) The “determination year” means the Plan Year.
     (ii) The “look back year” means the 12-month period immediately preceding the determination year.
     (iii) “Compensation” has the meaning given such term by Section 415(c)(3) of the Code.
     (21) Investment Funds. The Funds provided for in Section 6.1.
     (22) Investment Manager. A person, appointed by the Retirement Plan Investment Committee, (a) who is either (i) registered as an investment adviser under the Investment Advisers Act of 1940, (ii) a bank as defined in such Act or (iii) an insurance company qualified to manage, acquire, or dispose of any asset of the Plan under the laws of more than one State, and (b) who has acknowledged in writing that he or it is a Fiduciary with respect to the Plan.
     (23) Member. An Employee who has become and continues to be a Member of the Plan in accordance with the provisions of Article II.
     (24) Member Contributions. Contributions made pursuant to Sections 3.1 and 3.2 and, where appropriate, employee (after-tax) contributions and employee elective (Code Section 401(k)) contributions made pursuant to the provisions of the Plan as in effect prior to January 1, 2001.

     (25) Named Fiduciaries. The Named Fiduciaries under the Plan shall be the Company, the Administrative Committee, and the Retirement Plan Investment Committee, each of which shall have such powers, duties and authorities as shall be specified in the Plan and Trust Agreement or as may be delegated to it pursuant to its statement of Powers and Responsibilities approved by the Board of Directors and may delegate all or any part of such powers, duties and authorities as hereinafter provided. Any other person may be designated as a Named Fiduciary as provided in Section 10.2.
     (26) Participant. A Member or former Member or an Employee or former Employee for whose benefit a part of the Trust Fund is held.
     (27) PAYSOP Contributions. Contributions of the Employers described in Article V.
     (28) PAYSOP Fund. With respect to periods prior to January 3, 1995, one of the Investment Funds (except where specifically excluded from such term) which shall be, subject to any pertinent provision of the Trust Agreement, invested and reinvested exclusively and/or primarily in Common Stock of the Company and shall have received contributions only made pursuant to Section 5.1.
     (29) Plan. The plan, the terms and provisions of which are herein set forth, and as it has been or may be amended or restated from time to time, designated as “Brush Engineered Materials Inc. Savings and Investment Plan” (for certain prior periods, “The Brush Wellman Inc. Savings and Investment Plan”).
     (30) Plan Year. The 12-month period commencing on January 1st of each year and ending on the next following December 31st. The “Plan Year,” as herein defined, is the fiscal year on which the primary records of the Plan and Trust Fund are to be kept.
     (31) Retirement Plan Investment Committee. The Retirement Plan Investment Committee provided for in Article VIII.
     (32) Transfer Contributions. The contributions described in Section 3.7 and, where appropriate, transfer contributions described under the corresponding provisions of the Plan as in effect prior to January 1, 2001.
     (33) Rollover Contributions. The contributions described in Section 3.9.
     (34) Trust. The trust created by the Trust Agreement.
     (35) Trust Agreement. The Trust Agreement between the Company and the Trustee providing among other things, for the Trust and the investment of the Trust Fund, as such Trust Agreement may be amended or restated from time to time. The Trust Agreement is a part of the Plan and is incorporated herein by reference.
     (36) Trustee. Fidelity Management Trust Company, of Boston, Massachusetts, or its successor or successors in trust under the Trust Agreement.

     (37) Trust Fund. The entire trust estate held by the Trustee under the provisions of the Plan and the Trust Agreement, without distinction as to principal or income, and which is a part of the Plan.
     (38) Valuation Date. Each day on which the New York Stock Exchange is open for trading or such other or additional date or dates, which need not be uniform with respect to any or all Investment Funds, as may be prescribed by the Administrative Committee.
     1.2 Construction.
     (1) Unless the context otherwise indicates, the masculine wherever used herein shall include the feminine and neuter, the singular shall include the plural and words such as “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to the Plan as a whole and not to any particular part thereof.
     (2) Where headings have been supplied to portions of the Plan they have been supplied for convenience only and are not to be taken as limiting or extending the meaning of any of its provisions.
     (3) Wherever the word “person” appears in the Plan, it shall refer to both natural and legal persons.
     (4) Except to the extent federal law controls, the Plan shall be governed, construed and administered according to the laws of the State of Ohio. All persons accepting or claiming benefits under the Plan shall be bound by and deemed to consent to its provisions.
ARTICLE II
ELIGIBILITY AND MEMBERSHIP
     2.1 Eligible Employees. Each Employee who was eligible for membership in the Plan on December 31, 2008 shall remain an Eligible Employee on and after January 1, 2009 (so long as he remains a Covered Employee). Each Employee who was not eligible for membership in the Plan on December 31, 2008 shall be eligible for membership in the Plan and shall become an Eligible Employee on or as soon as administratively practicable after the first date on which he (a) has attained age 18 and (b) is a Covered Employee.
     2.2 Commencement of Membership. Any Eligible Employee who was not a Member of the Plan on December 31, 2008 may enroll as a Member effective as of the first day of a pay period of such Eligible Employee beginning after January 1, 2009 on which he is eligible in accordance with procedures established by the Administrative Committee. Any Eligible Employee who is a Member of the Plan as in effect on December 31, 2008 may make the elections regarding contributions as provided in Article III to be effective as of the first day of a pay period of such Member beginning after January 1, 2009 in accordance with procedures established by the Administrative Committee.

     2.3 Duration of Membership. Once an Eligible Employee has become a Member under the Plan, he shall remain a Member so long as he remains a Covered Employee and a portion of the Trust Fund is credited to his Account and held for his benefit by the Trustee. However, an Employee who ceases to be a Member may not have any further Member Contributions contributed to the Trust on his behalf until he again makes the election regarding contributions in the manner described in Section 2.2.
ARTICLE III
MEMBER AND TRANSFER CONTRIBUTIONS
     3.1 Basic Contributions. Effective as of the first day of any pay period of his Employer beginning after January 1, 2009, as provided in Section 2.2, a Member or an Eligible Employee who is not then a Member may elect to have his Employer make payments to the Trust on his behalf of 1%, 2%, 3%, 4%, 5% or 6% (in 1% increments) of his Credited Compensation (called “Basic Contributions”) through payroll deductions either (a) under the qualified cash or deferred arrangement described in Section 3.3 (in 1% increments) or (b) as employee contributions not subject to such cash or deferred arrangement (in 1% increments). The Member may elect to have payments made to the Trust for him under either clause (a) or clause (b) of the preceding sentence, or any combination of the methods provided for by such clauses, so long as such elections taken together do not provide for payments in excess of 6% of such Member’s Credited Compensation. Payments made to the Trust under clause (a) of this Section shall be called “Basic Contributions (CODA)”; payments made to the Trust under clause (b) of this Section shall be called “Basic Contributions (Non-CODA)”.
     3.2 Supplemental Contributions. A Member who has (1) elected to have his Employer make payments to the Trust on his behalf of 6% of his Credited Compensation under Section 3.1 may elect to have additional payments made to the Trust from 1% through 44%, (in 1% increments) of his Credited Compensation (called “Supplemental Contributions”) through payroll deductions either (a) under the qualified cash or deferred arrangement described in Section 3.3 (in 1% increments) or (b) as employee contributions not subject to such cash or deferred arrangement (in 1% increments). The Member may elect to have payments made to the Trust for him under either clause (a) (in 1% increments) or clause (b) (in 1% increments) of the preceding sentence, or any combination of the methods provided for by such clauses, so long as such elections taken together do not provide for payments in excess of 44%, of such Member’s Credited Compensation. Payments made to the Trust under such clause (a) shall be called “Supplemental Contributions (CODA)”; payments made to the Trust under such clause (b) shall be called “Supplemental Contributions (Non-CODA)”.
     3.3 CODA. If a Member or Eligible Employee makes an election under clause (a) of Section 3.1 or clause (a) of Section 3.2, or under both, to have payments made for him to the Trust pursuant to this Section, he shall elect such payments in lieu of payment thereof to him in cash (through the Employer’s payroll system) pursuant to a cash or deferred arrangement under Section 401(k) of the Code (“CODA”) and he shall agree in connection therewith to have his Credited Compensation reduced by the percentage of his Credited Compensation elected by him under clause (a) of Section 3.1 or by the percentage of his Credited Compensation which is the sum of the percentage amounts elected by him under clause (a) of Section 3.1 and clause (a)

of Section 3.2. An election under such CODA shall be made in such manner as shall be prescribed by the Administrative Committee. An election under such CODA shall be effective only with respect to Credited Compensation earned by him after such election becomes effective, and shall be irrevocable with respect to elected amounts which have been deducted or withheld from his Credited Compensation pursuant to such an election.
     3.4 Payments to Trustee; No Pre-Service Contributions. Contributions pursuant to Sections 3.1 and 3.2 shall be withheld from the Member’s Credited Compensation each pay date while he has a payroll deduction order in effect and shall be transmitted by the Employers to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets, but not later than 15 business days after the end of the calendar month in which such contributions are withheld.
     In no event shall an Employer deliver Basic Contributions (CODA) and Supplemental Contributions (CODA) to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the Basic Contribution (CODA) and Supplemental Contribution (CODA) is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.
     In no event shall an Employer deliver Employer Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the Employer Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.
     3.5 Other Provisions Concerning Member Contributions. An Eligible Employee or Member who makes an election under Section 3.1 may at the same time, or thereafter, also make an election under Section 3.2. The percentage contributions designated by a Member pursuant to Section 3.1 and/or Section 3.2 shall continue in effect notwithstanding any changes in the Member’s Credited Compensation. A Member may, however, in accordance with Sections 3.1 and 3.2, and subject to the provision of Section 3.3 and this Section, change at any time (1) the percentage of Credited Compensation subject to the CODA under clause (a) of Section 3.1 or clause (a) of Section 3.2 and/or (2) the percentage of his Credited Compensation which is being contributed to the Trust under clause (b) of Section 3.1 or clause (b) of Section 3.2, in accordance with procedures established by the Administrative Committee.
     3.6 Suspension of Member Contributions. In accordance with procedures established by the Administrative Committee, a Member may suspend contributions under Section 3.2 or under both Section 3.2 and Section 3.1. A Member who has suspended his Member Contributions may again make Member Contributions in accordance with procedures established by the Administrative Committee.
     3.7 Transfer Contributions. The Trustee is authorized to accept on behalf of an Employee, and hold as a part of the Trust Fund, assets from a Trustee of another plan qualified under Section 401(a) of the Code, provided that any such plan permits such a transfer and provided that the Administrative Committee approves such transfer from such plan. All amounts so transferred to the Trust Fund shall be referred to herein as “Transfer Contributions”.

     3.8 Maximum Annual CODA Contributions. Notwithstanding the foregoing provisions of this Article III, the sum of a Member’s Basic Contributions (CODA) and Supplemental Contributions (CODA) for any taxable year of such Member shall not exceed $7,000 (or such other adjusted maximum dollar amount as shall be prescribed by the Secretary of the Treasury from time to time). Moreover, no Employee shall be permitted to have aggregate elective (Code Section 401(k)) contributions made under this Plan and any other qualified plan maintained by the Employer or Controlled Group Member during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3.10 and Section 414(v) of the Code, if applicable. If, except for the application of this Section, a Member’s Basic Contributions (CODA) and Supplemental Contributions (CODA) for a taxable year of his would exceed the limitation specified herein, then, notwithstanding any other provision of the Plan, no further Basic Contributions (CODA) or Supplemental Contributions (CODA) by such Member shall be permitted for such taxable year and such Member’s Member Contributions which, except for the application of this Section, would have been Basic Contributions (CODA) and Supplemental Contributions (CODA) for such taxable year shall (for all purposes of the Plan and otherwise) be treated as Basic Contributions (Non-CODA) or Supplemental Contributions (Non-CODA), as the case may be, for such taxable year.
     3.9 Rollover Contributions. An Eligible Employee and a person who is not an Employee but is a Participant, may elect in accordance with procedures established by the Administrative Committee, which election shall include an investment election with respect to such transferred amounts in accordance with Section 6.3, to transfer an eligible rollover distribution from a qualified trust of a qualified plan as described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions, an annuity contract described in Code Section 403(b), excluding after-tax employee contributions, or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, in a direct trustee to trustee transfer in accordance with Section 401(a)(31) of the Code to the Plan. Moreover, the Plan will accept a participant rollover from a qualified plan described in Code Section 401(a) or 403(a), an annuity contract described in Code Section 403(b), or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Finally, the Plan will accept as a rollover contribution a direct or participant rollover of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income. Any transfer may be in cash only and may be accepted by the Trustee only if the Administrative Committee approves the transfer as being in accordance with Section 401(a) and Section 402 of the Code. All amounts so transferred to the Trust Fund shall be referred to herein as “Rollover Contributions”. The Plan shall separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
     3.10 Catch-Up Contributions.
     (1) All employees who are eligible to make elective deferrals under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make

Catch-up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) and Section 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), Section 401(k)(11), Section 401(k)(12), Section 401(b), or Section 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions.
     (2) An election to make a Catch-up Contribution to this Plan shall be made in accordance with procedures established by the Administrative Committee, which election shall include an investment election in accordance with Section 6.3. A Member may elect to have his Employer make payments to the Trust on his behalf in accordance with this Section of from 1% through 75% (in 1% increments) of his Credited Compensation (called “Catch-up Contributions”) under the qualified cash or deferred arrangement described in Section 3.3, subject to the limitations of Section 414(v) of the Code. The Plan shall separately account for Catch-up Contributions.
     3.11 Automatic Deferral Elections. If at the time he becomes an Eligible Employee an Employee has not affirmatively enrolled as a Member and elected to have Basic Contributions (CODA) made to the Plan on his behalf in accordance with the provisions of Sections 2.2 and 3.1, his Employer shall make Basic Contributions (CODA) on his behalf in an amount equal to 3% of the Eligible Employee’s Credited Compensation as hereinafter provided.
          As of the date he becomes an Eligible Employee, an Eligible Employee to whom this Section would otherwise apply may affirmatively elect, in accordance with rules prescribed by the Administrative Committee, not to have Basic Contributions (CODA) made on his behalf in accordance with the provisions of this Section. Such affirmative election must be recorded with the Administrative Committee within a reasonable period of time following such date as determined by the Administrative Committee.
          An Eligible Employee to whom this Section applies shall have a reasonable period following his receipt of the automatic reduction notice described in Section 3.12 and before the first date Credited Compensation subject to the automatic reduction becomes available to him in which to make an affirmative election under the Plan. If an Eligible Employee does not make the affirmative election described herein within the prescribed time period, Basic Contributions (CODA) shall be made on his behalf in accordance with the provisions of this Section until the Eligible Employee elects either to change the amount of his Credited Compensation that his Employer contributes as Basic Contributions (CODA) or to have Basic Contributions (CODA) suspended, as provided in Sections 3.5 and 3.6.
          In the event that an Eligible Employee for whom an automatic deferral election has been made is continuing to have Basic Contributions (CODA) made on his behalf at the automatic deferral rate prescribed by the Plan as of the anniversary date of such automatic deferral election, the amount of Basic Contributions (CODA) made by his Employer on his behalf hereunder shall be increased by an additional 1% effective with the first-payment of Credited Compensation to him after that date, but not beyond 6%.

          An Eligible Employee may enroll in a program prescribed by the Administrative Committee which will result in automatic increases in his deferral rate on each anniversary of his enrollment in such program, provided that he may at any time in accordance with procedures established by the Administrative Committee elect to discontinue his participation in such program and make any other deferral election (or no election) permitted under the Plan.
          The Credited Compensation otherwise payable to an Eligible Employee on whose behalf Basic Contributions (CODA) are made in accordance with the provisions of this Section shall be reduced by the amount of such Basic Contributions (CODA).
          In the event Basic Contributions (CODA) are made pursuant to this Section on behalf of an Eligible Employee, he shall be automatically enrolled as a Member of the Plan.
          Basic Contributions (CODA) made pursuant to the provisions of this Section shall be treated as Basic Contributions (CODA) made pursuant to Section 3.1, including for purposes of Article III generally.
   3.12 Notice of Automatic Deferral Election. At the time an Employee becomes an Eligible Employee, the Administrative Committee shall provide the Eligible Employee with a notice explaining the automatic reduction in his Credited Compensation for purposes of making Basic Contributions (CODA) in accordance with Section 3.11 and the Eligible Employee’s right to affirmatively elect either a different reduction amount or no reduction. The notice shall describe the procedures for making such an election and the period in which such an election may be made. In addition, the Administrative Committee shall provide annual notice to Eligible Employees of the amount by which their Credited Compensation is being reduced for purposes of making Basic Contributions (CODA), if any, and their right to change such amount as provided in the Plan.
   3.13 Roth 401(k) Contribution Provision.
     (1) The following special definitions apply for purposes of this Section:
          (a) A “401(k) Contribution” means any Basic Contribution (CODA), Supplemental Contribution (CODA), or Roth 401(k) Contribution contributed to the Plan on behalf of a Participant.
          (b) A “Roth 401(k) Contribution” means any 401(k) Contribution made on behalf of a Participant that is irrevocably designated as being made pursuant to, and is intended to comply with, Code Section 402A. Roth 401(k) Contributions are includable in a Participant’s taxable gross income for the year in which they are contributed to the Plan. The term “Roth 401(k) Contribution” includes any “elective deferral,” as defined in Code Section 402(g)(3)(A), made to a plan qualified under Code Section 401(a), that was designated as a Roth contribution at the time it was contributed to such plan and that is rolled over to the Plan in accordance with the provisions of this Amendment.

          (c) A “Pre-Tax 401(k) Contribution” means any 401(k) Contribution made to the Plan on behalf of a Participant that is not includable in the Participant’s taxable gross income, pursuant to Code Section 401(k), until distributed from the Plan.
     The terms defined in this Section are intended to apply for purposes of clarity within the parameters of this Section, and are not intended to override or replace terms otherwise used under the Plan. Except as otherwise specifically provided in this Section, the terms “Basic Contribution (CODA)” and “Supplemental Contribution (CODA) “ as used under the Plan include both a Participant’s Roth 401(k) Contributions and his Pre-Tax 401(k) Contributions, as defined under this Section.
     (2) An Eligible Employee may elect to have Roth 401(k) Contributions made to the Plan on his behalf. An Eligible Employee’s election to have Roth 401(k) Contributions made on his behalf shall apply to any portion or all (as designated by the Eligible Employee) of his 401(k) Contribution for each payroll period. An Eligible Employee may change his election to have Roth 401(k) Contributions made to the Plan on his behalf in accordance with procedures established by the Administrative Committee.
     (3) 401(k) Contributions that are automatically made on behalf of an Eligible Employee in accordance with the provisions of Section 3.11 shall be treated as Pre-Tax 401(k) Contributions.
     (4) Subject to the provisions of Section 3.9 applicable to Rollover Contributions, the Plan will accept direct rollovers of designated Roth 401(k) accounts from a qualified plan described in Code Section 401(a) or 403(a).
     (5) If excess contributions are to be distributed from the Plan because the amount of the 401(k) Contributions made on behalf of an Eligible Employee for his taxable year, when aggregated with elective contributions made on his behalf under other plans of the Employer or a Controlled Group member for his taxable year, exceed the dollar limit imposed under Code Section 402(g), as in effect on January 1 of the calendar year in which such taxable year begins, the excess shall be deemed to consist first of Roth 401(k) Contributions.
     (6) If excess contributions are to be distributed as provided in Subsection (5) of this Section and an Eligible Employee is eligible to make Catch-Up Contributions for the year, the excess to be re-characterized as Catch-Up Contributions shall be deemed to consist first of Roth 401(k) Contributions.
     (7) If excess contributions are to be distributed from a Highly Compensated Employee’s 401(k) Contributions Account in accordance with the provisions of Section 4.7, the excess contributions shall be deemed to consist first of Roth 401(k) Contributions.
     (8) If excess 401(k) Contributions are to be distributed as provided in Subsection (7) this Section and an Eligible Employee is eligible to make Catch-Up

Contributions for the year, the excess to be re-characterized as Catch-Up Contributions shall be deemed to consist first of Pre-Tax 401(k) Contributions.
     (9) If the Plan includes 401(k) Contributions in determining contribution percentages for Highly Compensated Employees and does not satisfy the ACP test described in Section 4.6, any excess contributions that are to be distributed from a Highly Compensated Employee’s 401(k) Contributions account in order to satisfy the ACP test shall be deemed to consist first of Roth 401(k) Contributions.
     (10) If excess 401(k) Contributions are to be distributed as provided in Subsection (9) of this Section and an Eligible Employee is eligible to make Catch-Up Contributions for the year, the excess to be re-characterized as Catch-Up Contributions shall be deemed to consist first of Pre-Tax 401(k) Contributions.
     (11) Any Roth 401(k) Contributions made or rolled over into the Plan on behalf of a Participant shall be allocated to a separate account maintained with respect to a Participant’s Roth 401(k) Contributions. There shall be maintained a record of the amount of Roth 401(k) Contributions in the Participant’s Roth 401(k) Contributions account. Earnings, losses, and other credits and charges shall be allocated on a reasonable and consistent basis among a Participant’s Roth 401(k) Contributions account and his other accounts under the Plan. No amounts other than Roth 401(k) Contributions and properly attributable earnings shall be credited to a Participant’s Roth 401(k) Contributions account.
     (12) A loan made from the Plan may be made from a Participant’s Roth 401(k) Contributions account.
     (13) In-service withdrawals from a Participant’s Roth 401(k) Contributions account may be made in accordance with the provisions of Article VII if the Participant has incurred a hardship, as defined in accordance with the terms of Section 7.7. Any hardship withdrawal of Roth 401(k) Contributions shall be subject to the same limitations and restrictions described in Article VII as applicable to a hardship withdrawal of elective contributions.
     (14) For purposes of Section 7.9, to the extent the Plan applies the $200 minimum in determining whether a distribution is an eligible rollover distribution, in determining whether the total value of a distributee’s eligible rollover distributions for the year is less than $200, eligible rollover distributions from a Participant’s Roth 401(k) Contributions account shall be considered separately from eligible rollover distributions from the Participant’s other accounts. To the extent the Plan applies the $500 minimum on rollovers of a portion of a distribution, any eligible rollover distribution from a Participant’s Roth 401(k) Contributions account shall be treated as a separate distribution from any eligible rollover distribution from the Participant’s other accounts (rather than as a part of such distribution), even if the distributions are made at the same time.

     3.14 Separate Application of Testing Provisions to Employees Who Have Not Satisfied the Minimum Age and Service Requirements under Code Section 410(a).
          If the Plan provides that Employees are eligible to make Basic Contributions (CODA) before they have satisfied the minimum age and service requirements under Code Section 410(a)(1) and applies Code Section 410(b)(4)(B) in determining whether the cash or deferred arrangement meets the requirements of Code Section 410(b)(1), the Administrative Committee may apply the limitations on Basic Contributions (CODA) and Supplemental Contributions (CODA) of Highly Compensated Employees described in Article IV either:
          (a) by comparing the average deferral percentage of all Eligible Employees who are Highly Compensated Employees for the Plan Year to the average deferral percentage for the testing year of those Eligible Employees who are not Highly Compensated Employees and who have satisfied the minimum age and service requirements under Code Section 410(a)(1); or
          (b) separately with respect to Eligible Employees who have not satisfied the minimum age and service requirements under Code Section 410(a)(1) and Eligible Employees who have satisfied such minimum age and service requirements.
          Similarly, if the Plan provides that Employees are eligible to make Basic Contributions (Non CODA) and/or receive Employer Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1), and applies Code Section 410(b)(4)(B) in determining whether the portion of the Plan subject to Code Section 401(m) meets the requirements of Code Section 410(b)(1), the Administrative Committee may apply the limitations on Basic Contributions (Non CODA) and Supplemental Contributions (Non CODA) and Employer Contributions of Highly Compensated Employees described in Article IV either:
          (a) by comparing the average contribution percentage of all eligible Participants who are Highly Compensated Employees for the Plan Year to the average contribution percentage for the testing year of those eligible Participants who are not Highly Compensated Employees and who have satisfied the minimum age and service requirements under Code Section 410(a)(1); or
          (b) separately with respect to eligible Participants who have not satisfied the minimum age and service requirements under Code Section 410(a)(1) and eligible Participants who have satisfied such minimum age and service requirements.
ARTICLE IV
EMPLOYER CONTRIBUTIONS
     4.1 Amount of Employer Contributions.
     (1) Subject to the provisions hereof, the Employers shall, as and to the extent they lawfully may, contribute an amount equal to such “basic percentage” (from zero to 100%, inclusive), “additional percentage” (from zero to 100%, inclusive), or the total of both percentages, if applicable, of the amount of eligible (as hereinafter provided) Basic Contributions made under Section 3.1 (the total of such amounts contributed by the Employers shall be referred to herein as “Employer Contributions”) as may be established from time to time by action of the Board of Directors. Such “basic percentage” amount (if any) as provided in the immediately preceding sentence shall apply to all Basic Contributions under Section 3.1 and may be increased or decreased from time to time by action of the Board of Directors, applicable, however, only to periods of time occurring after such action by the Board of Directors. Such “additional percentage” amount (if any) as provided in the first sentence may apply only to Basic Contributions under Section 3.1 made with respect to a portion (or portions) of a Plan Year and with respect only to a group of Eligible Employees who remain Eligible Employees as of a certain date and may be set for a Plan Year, all as determined by action of the Board of Directors at any time prior to the due date (including extensions) for filing the income tax returns of the Employers for the taxable year coinciding with such Plan Year.
     (2) Notwithstanding Subsection (1) of this Section 4.1, however, the amount to be contributed by the Employers on account of any Plan Year shall in no event exceed the amount that would be deductible for such Year for purposes of federal taxes on income under Code Section 404(a), and such amount to be contributed shall be conditioned upon such deductibility.
4.2 Time and Payment of Employer Contributions. Employer Contributions shall be made in cash or in shares of Common Stock of the Company, which may be treasury stock or authorized and unissued stock. All such Employer Contributions attributable to the basic percentage amount for any month shall normally be made within 30 days after the end of such month, and all such Employer Contributions with respect to a Plan Year shall be made no later than the due date (including extensions) for filing the income tax returns of the Employers for the taxable year coinciding with such Plan Year. For purposes of this Section, the value of any share of Common Stock so contributed shall be valued as provided in the Trust Agreement.
4.3 Allocation of Employer Contributions.
     (1) Employer Contributions allocable to Basic Contributions made under Section 3.1 shall be allocated and credited for each period that they are made by the Employers to the Account of each Participant who made the eligible Basic Contributions (as hereinbefore provided) with respect to which the Employer Contribution is made for the period in proportion to the amount of such contributions made by each such Participant.
     (2) A Participant’s entire Employer Contributions Account (including such portion thereof which was included as part of the Trust Fund on April 1, 1984) shall at all times be nonforfeitable, and to the extent a Participant’s Employer Contributions Account is attributable to contributions with respect to Plan Years beginning before January 1, 1989 shall be subject to the restrictions on distributions contained in Code Section 401(k) applicable to amounts contributed to a trust under Code Section 401(k).

4.4 Return of Contributions to Employers.
     (1) Except as provided in Subsection (2) of this Section, the Trust Fund shall never inure to the benefit of any Employer and shall be held for the exclusive purpose of providing benefits to Employees, Members, Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan.
     (2) If the Internal Revenue Service shall determine that an Employer has contributed, under this Article IV, an amount for any Plan Year which is in excess of the amount which is deductible by it under Code Section 404 for such Plan Year, such contribution (to the extent the deduction is disallowed) shall, upon written request of the Employer filed with the Trustee, be returned to the Employer within one year after the deduction was disallowed. If any contribution is made by an Employer due to a mistake of fact, such contribution shall, upon written request of the Employer filed with the Trustee, be returned to the Employer within one year after it is made.
4.5 Provision Pursuant to Code Section 415(c).
     (1) Except to the extent permitted under Section 3.10 of the Plan and Section 414(v) of the Code, if applicable, the annual addition (as defined in Subsection (2) of this Section) that may be contributed or allocated to a Participant’s Account under the Plan (and to any account for him under any other defined contribution plan, whether or not terminated, maintained by any Controlled Group Member) for any Plan Year shall not exceed the lesser of:
          (a) $40,000 as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or
          (b) 100 percent of the Participant’s compensation, within the meaning of Section 415(c)(3) of the Code, for the Plan Year, and in particular shall mean wages within the meaning of Section 3401(a) of the Code (for purposes of income tax withholding at the source), plus amounts that would be included in wages but for an election under Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code (provided that any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed are disregarded for this purpose). Notwithstanding any other provision of the Plan to the contrary, effective for Plan Years beginning on and after July 1, 2007, if a Participant has a severance from employment (as defined in Treasury Regulations Section 1.401(k)-1(d)(2)) with the Employer and all Controlled Group Members, compensation shall not include amounts received by the Participant following such severance from employment except amounts that would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, but only to the extent such amounts (1) would have been includable in compensation if his employment had continued and (2) are paid before the later of (a) the close of the limitation year in which the Participant’s severance from employment occurs or (b)

within 2 1/2 months of such severance. Compensation shall also include amounts that are payments for accrued bona fide sick, vacation or other leave, but only if (1) the Participant would have been able to use such leave if his employment had continued, (2) such amounts would have been includable in compensation if his employment had continued, and (3) such amounts are paid before the later of (a) the close of the limitation year in which the Participant’s severance from employment occurs or (b) within 2 1/2 months of such severance. Compensation shall also include amounts paid by an Employer to a Participant who is not performing services for an Employer due to qualified military service (within the meaning of Code Section 414(u)(1)), but only to the extent such amounts do not exceed the amounts the Participant would have received if he had continued in employment with an Employer.
The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.
     (2) For the purpose of this Section, the term “annual addition” means the sum for the calendar year (which shall be the limitation year) of:
          (a) employer contributions and transfer contributions from a cafeteria plan established under Section 125 of the Code allocated to the Participant’s account,
          (b) employee contributions, and
          (c) forfeitures, if any.
Transfer Contributions, Rollover Contributions, and Catch-Up Contributions shall not be included in determining annual additions to a Participant’s Account.
     (3) For purposes of this Section, the definition of “Controlled Group” set forth in Subsection 1.1(10) shall be modified as provided by Code Section 415(h).
     (4) If a Participant is covered by any other defined contribution plan, if the annual addition for the Plan Year would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation in Subsection (1) of this Section, such excess shall be reduced first by reducing annual additions under the Plan in the following order: voluntary employee contributions and elective deferrals, then mandatory employee contributions and deferrals, together with matching contributions attributable thereto. If the limitation still would not be satisfied, such excess shall be reduced as provided in the defined contributions plan(s) other than the Plan.
     (5) If the annual addition to the Account of a Participant in any Plan Year beginning on or after July 1, 2007, nevertheless exceeds the amount that may be applied for his benefit under the limitations described in this Section 4.5, correction shall be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2006-27, or any superseding guidance.

     4.6 401(m) Provisions.
     (1) Notwithstanding any other provision of the Plan to the contrary, the Plan shall meet the nondiscrimination test of Section 401(m) of the Code. The provisions of Section 401(m) and Sections 1.401(m)-1 and 1.401(m)-2 of the Treasury regulations are incorporated herein by reference. For Plan Years beginning on or after January 1, 1997 and prior to January 1, 2003, the nondiscrimination test of Section 401(m) of the Code is applied using the contribution percentage for eligible Highly Compensated Employees for the Plan Year and the contribution percentage for all other eligible employees for the preceding Plan Year. For Plan Years beginning on or after January 1, 2003, the nondiscrimination test of Section 401(m) of the Code is applied using the contribution percentage for eligible Highly Compensated Employees for the Plan Year and the contribution percentage for all other eligible employees for the Plan Year.
     (2) Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation contained in Section 4.6(1) is exceeded in any Plan Year, the Basic Contributions (Non CODA), Supplemental Contributions (Non CODA), and Employer Contributions made by or on behalf of Highly Compensated Employees that exceed the maximum amount permitted to be contributed to the Plan by or on behalf of such Highly Compensated Employees under Section 4.6(1), plus any income and minus any losses attributable thereto, shall be distributed as provided below prior to the end of the next succeeding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Section 4979 of the Code on the Employer maintaining the Plan with respect to such amounts. The excess attributable to a Highly Compensated Employee shall be determined as follows:
          (a) The total excess is calculated by (i) determining the reduction in Basic Contributions (Non CODA), Supplemental Contributions (Non CODA) and/or Employer Contributions of the Highly Compensated Employee whose contribution percentage is highest of all such Highly Compensated Employees that is necessary to cause his contribution percentage to equal the next highest contribution percentage among such Highly Compensated Employees (or lesser reduction necessary to meet the limitation contained in Section 4.6(1)) and (ii) if the adjustment described in (i) above is not sufficient to cause the Plan to meet the limitation contained in Section 4.7(1), by continuing the adjustment described in (i) above by determining the reduction in the Basic Contributions (Non CODA), Supplemental Contributions (Non CODA) and/or Employer Contributions of the Highly Compensated Employees with the then-highest contribution percentage necessary to cause the then-highest contribution percentage to be reduced to the next highest contribution percentage (or lesser reduction necessary to meet the limitation contained in Section 4.7(1)) and so on in a like manner until such time as the Plan meets the limitation contained in Section 4.7(1).
          (b) After determining the dollar amount of the total excess that has been made to the Plan, such total excess shall be allocated among Highly Compensated Employees in order of the dollar amount of the total amount of the Basic Contributions (Non CODA), Supplemental Contributions (Non CODA) and Employer Contributions

made on behalf of the Highly Compensated Employees for the Plan Year determined by (i) reducing the contributions made on behalf of the Highly Compensated Employee with the largest dollar amount of such contributions for the Plan Year to the greater of (I) a dollar amount that yields the dollar amount of the total excess or (II) the dollar amount of such contributions made on behalf of the Highly Compensated Employee with the next highest dollar amount of such contributions for the Plan Year and (ii) if the total excess has not been fully allocated after the application of the provisions of (i) above, the adjustments described in (i) above shall continue by reducing the contributions made on behalf of Highly Compensated Employees with the then-largest remaining dollar amount of such contributions for the Plan Year to the greater of (I) a dollar amount that yields the dollar amount of the total excess or (II) the dollar amount of such contributions made on behalf of the Highly Compensated Employee with the next highest dollar amount of such contributions for the Plan Year, and so on in a like manner until the total excess determined above has been allocated.
The distribution requirement of this Section shall be satisfied by reducing contributions made by or on behalf of the Highly Compensated Employee to the extent necessary in the following order:
     (i) Supplemental Contributions (Non CODA) made by the Highly Compensated Employee, if any, shall be distributed.
     (ii) Basic Contributions (Non CODA) made by the Highly Compensated Employee that have not been matched, if any, shall be distributed.
     (iii) Pro rata amounts of Basic Contributions (Non CODA) made by the Highly Compensated Employee that have been matched, if any, and the Employer Contributions attributable thereto shall be distributed.
     (iv) Employer Contributions attributable to Basic Contributions (CODA) shall be distributed.
The determination of the amount of excess Basic Contributions (Non CODA), Supplemental Contributions (Non CODA), and Employer Contributions shall be made after application of Section 4.7, if applicable.
     (3) The income or loss attributable to excess aggregate contributions that are distributed pursuant to this Section shall be determined by multiplying the income or loss for the preceding Plan Year and the Gap Period, as defined below, attributable to the Participant’s Account to which the excess contributions were credited by a fraction, the numerator of which is the excess contributions made to such Account on the Participant’s behalf for the preceding Plan Year and the denominator of which is (a) the balance of the Account on the date of the distribution of the excess, (b) reduced by the gain attributable to contributions to such Account for the preceding Plan Year and the Gap Period, and (c) increased by the loss attributable to contributions to such Account for the preceding Plan

Year and the Gap Period. The “Gap Period” for purposes of this Section means the period between the close of the Plan Year in which the excess contributions were made and the date the contributions are distributed.
     (4) The Administrative Committee, in its sole discretion, may limit Basic Contributions (Non CODA), Supplemental Contributions (Non CODA), and/or Employer Contributions in a manner to prevent excess aggregate contributions from being made.
     (5) In determining the contribution percentage for any eligible Participant who is a Highly Compensated Employee for the Plan Year, matching contributions, employee contributions, qualified nonelective contributions, and elective contributions (to the extent that qualified nonelective contributions and elective contributions are taken into account in determining contribution percentages) made to his accounts under any plan of an Employer or a Controlled Group member that is not mandatorily disaggregated pursuant to IRS regulations Section 1.410(b)-7(c) , as modified by Section 1.401(m)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(m)-1(b)(4)((iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.
     If one or more plans of an Employer or Controlled Group member are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then “contribution percentages” under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury regulations Section 1.401(m)-1(b)(4)(v), an Employer may elect to calculate “contribution percentages” aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate “contribution percentages” aggregating bargained and non-bargained plans and/or bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(m).
     (6) Employer Contributions in excess of 100% of the Basic Contributions (CODA) of an eligible Participant who is not a Highly Compensated Employee for a Plan Year shall not be used in computing such eligible Participant’s contribution percentage for the Plan Year to the extent that such Employer Contributions exceed the greater of (i) 5% of the eligible Participant’s test compensation for the Plan Year or (ii) the product of 2 times the Plan’s “representative match rate” multiplied by the eligible Participant’s Basic Contributions (CODA) for the Plan Year. The Plan’s “representative match rate” is the lowest “match rate” of any eligible Participant who is not a Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all eligible Participants who are not Highly Compensated Employees for the Plan Year or (ii) the group of all eligible Participants who are not Highly Compensated Employees for the Plan Year and who are employed by the Employer or a Controlled Group member on the last day of the Plan Year and who make Basic Contributions (CODA) for the Plan Year, whichever results in the greater amount. An eligible Participant’s “match rate” means the Employer Contributions made on behalf of the eligible Participant for the Plan Year divided by the eligible Participant’s Basic Contributions (CODA) for the Plan Year; provided, however, that if Employer Contributions are made at different rates for different levels of Credited Compensation, the “match rate” shall be determined assuming Basic Contributions (CODA) equal to 6% of Credited Compensation.
     4.7 401(k) Testing Provisions.
     (1) Notwithstanding any other provision of the Plan to the contrary, the Plan shall meet the nondiscrimination test of Section 401(k)(3) of the Code. The provisions of Section 401(k) and 401(m)(9) of the Code and Sections 1.401(k)-1(b) and 1.401(m)-2 of the Treasury regulations are incorporated herein by reference. For Plan Years beginning on or after January 1, 1997 and prior to January 1, 2003, the nondiscrimination test of Section 401(k)(3) of the Code is applied using the actual deferral percentage for eligible Highly Compensated Employees for the Plan Year and the actual deferral percentage for all other eligible employees for the preceding Plan Year. For Plan Years beginning on or after January 1, 2003, the nondiscrimination test of Section 401(k)(3) of the Code is applied using the actual deferral percentage for eligible Highly Compensated Employees for the Plan Year and the actual deferral percentage for all other eligible employees for the Plan Year.
     (2) Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation contained in Section 4.7(1) is exceeded in any Plan Year, the Basic Contributions (CODA) and Supplemental Contributions (CODA) made on behalf of a Highly Compensated Employee that exceed the maximum amount permitted to be contributed to the Plan on behalf of such Highly Compensated Employee under Section 4.7(1), plus any income and minus any losses attributable thereto, shall as provided below either be recharacterized within 2-1/2 months after the close of the Plan Year to which the recharacterization relates or distributed prior to the end of the next succeeding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Section 4979 of the Code on the employer maintaining the Plan with respect to such amounts. The excess attributable to a Highly Compensated Employee shall be determined as follows:
          (a) The total excess is calculated by (i) determining the reduction in Basic Contributions (CODA) and Supplemental Contributions (CODA) of the Highly Compensated Employee whose actual deferral percentage is highest of all such Highly Compensated Employees that is necessary to cause his actual deferral percentage to equal the next highest actual deferral percentage among such Highly Compensated Employees (or lesser reduction necessary to meet the limitation contained in Section 4.7(1)) and (ii) if the adjustment described in (i) above is not sufficient to cause the Plan to meet the limitation contained in Section 4.7(1), by continuing the adjustment described in (i) above by determining the reduction in the Basic Contributions (CODA) and Supplemental Contributions (CODA) of the Highly Compensated Employees with the then-highest actual deferral percentage necessary to cause the then-highest actual deferral percentage to be reduced to the next highest actual deferral percentage (or lesser reduction necessary to meet the limitation contained in Section 4.7(1)) and so on in a like manner until such time as the Plan meets the limitation contained in Section 4.7(1).
          (b) After determining the dollar amount of the total excess that has been made to the Plan, such total excess shall be allocated among Highly Compensated Employees in order of the dollar amount of the total amount of the Basic Contributions (CODA) and Supplemental Contributions (CODA) made on behalf of the Highly Compensated Employees for the Plan Year determined by (i) reducing the contributions made on behalf of the Highly Compensated Employee with the largest dollar amount of such contributions for the Plan Year to the greater of (I) a dollar amount that yields the dollar amount of the total excess or (II) the dollar amount of such contributions made on behalf of the Highly Compensated Employee with the next highest dollar amount of such contributions for the Plan Year and (ii) if the total excess has not been fully allocated after the application of the provisions of (i) above, the adjustments described in (i) above shall continue by reducing the contributions made on behalf of Highly Compensated Employees with the then-largest remaining dollar amount of such contributions for the Plan Year to the greater of (I) a dollar amount that yields the dollar amount of the total excess or (II) the dollar amount of such contributions made on behalf of the Highly Compensated Employee with the next highest dollar amount of such contributions for the Plan Year, and so on in a like manner until the total excess determined above has been allocated.
          The recharacterization or distribution requirement of this Section shall be satisfied by reducing contributions made by or on behalf of the Highly Compensated Employee to the extent necessary in the following order:
     (i) Supplemental Contributions (CODA) made on behalf of the Highly Compensated Employee, if any, shall be recharacterized to the extent possible.
     (ii) Supplemental Contributions (CODA) made on behalf of the Highly Compensated Employee, if any, and to the extent not recharacterized, shall be distributed.
     (iii) Basic Contributions (CODA) made on behalf of the Highly Compensated Employee that have not been matched, if any, shall be recharacterized to the extent possible.
     (iv) Basic Contributions (CODA) made on behalf of the Highly Compensated Employee that have not been matched, if any, and to the extent not recharacterized, shall be distributed.
     (v) Basic Contributions (CODA) made on behalf of the Highly Compensated Employee that have been matched, if any, shall be recharacterized to the extent possible.

     (vi) Basic Contributions (CODA) made on behalf of the Highly Compensated Employee that have been matched, if any, and to the extent not recharacterized, shall be distributed.
          The amount of Basic Contributions (CODA) and Supplemental Contributions (CODA) that may be recharacterized shall not exceed the maximum amount of Basic Contributions (Non CODA) and Supplemental Contributions (Non CODA) (determined without regard to the limitation set forth in Section 4.6) that the Highly Compensated Employee could have made under the Plan in effect on the first day of the Plan Year in the absence of recharacterization.
          If an amount of Basic Contributions (CODA) is distributed to a Participant or recharacterized so as not to be eligible for a matching Employer Contribution, Employer Contributions that are attributable solely to the distributed or recharacterized amount, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant. Any such forfeited amounts shall be applied against the Employer Contribution obligation for the Plan Year of the Employer for which the Participant last performed services as an Employee or if the amount of all such forfeitures for any Plan Year with respect to any Employer exceed the amount of such Employer’s Employer Contribution obligation for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall for all Plan purposes be applied against the Employer’s Employer Contribution obligation for the following Plan Year.
     (3) The income or loss attributable to excess contributions that are distributed or recharacterized pursuant to this Section shall be determined in the same manner as income or loss attributable to excess aggregate contributions as set forth in Section 4.6(3).
     (4) The amount of excess contributions to be distributed or recharacterized pursuant to this Section with respect to an Employee for a Plan Year, shall be reduced by any Basic Contributions (CODA) and Supplemental Contributions (CODA) previously distributed to the Employee as excess deferrals for the Employee’s taxable year ending with or within the Plan Year in accordance with Section 402(g)(2) of the Code. The amount of Basic Contributions (CODA) and Supplemental Contributions (CODA) that may be distributed as excess deferrals under Section 3.8 with respect to an Employee for a taxable year shall be reduced by any Basic Contributions (CODA) and Supplemental Contributions (CODA) previously distributed or recharacterized under this Section with respect to the Employee for the Plan Year beginning with or within the taxable year.
     (5) Basic Contributions (CODA) and Supplemental Contributions (CODA) that are recharacterized under this Section shall continue to remain subject to the nonforfeitability and distribution limitations that apply to Basic Contributions (CODA) and Supplemental Contributions (CODA) under the Plan.
     (6) The Administrative Committee, in its sole discretion, may limit Basic Contributions (CODA) and/or Supplemental Contributions (CODA) in a manner to prevent excess contributions from being made.

     (7) In determining the deferral percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, elective contributions, qualified nonelective contributions, and qualified matching contributions (to the extent that qualified nonelective contributions and qualified matching contributions are taken into account in determining deferral percentages) made to his accounts under any plan of an Employer or a Controlled Group member that is not mandatorily disaggregated pursuant to IRS regulations Section 1.410(b)-7(c), as modified by Section 1.401(k)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(k)-1(b)(4)((iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.
If one or more plans of an Employer or Controlled Group member are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then deferral percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury regulations Section 1.401(k)-1(b)(4)(v), an Employer may elect to calculate deferral percentages aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate deferral percentages aggregating bargained and non-bargained plans and/or bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(k).
ARTICLE V
PAYSOP PROVISIONS
     5.1 Employer Contributions to PAYSOP Fund. For any Plan Year beginning in 1984, 1985 or 1986 and with respect to which they made an election to claim an employee stock ownership credit pursuant to Section 44G of the Code or Section 41 of the Code, the Employers made contributions to the PAYSOP Fund (such contributions shall be referred to herein as “PAYSOP Contributions”) in the form of shares of Common Stock or cash, in aggregate value equal to the applicable percentage set forth below of the aggregate Credited Compensation paid or accrued during such Plan Year to all Employees who had contributions made to the Plan, pursuant to Section 3.1 of the Plan as in effect at the relevant time during such Plan Year(s) and who were Members as of the last pay period of the Plan Year(s) for which such PAYSOP Contributions were made:

Aggregate Credited Compensation
Paid or Accrued	Applicable
During Year	Percentage
1984	0.5
1985	0.5
1986	0.5
Such contributions made by the Employers were and shall be governed by the other provisions of the Plan, unless otherwise provided in this Article V.
     5.2 Time for Making Contribution. The Employers were required to make contributions to the PAYSOP Fund in the amounts specified in Section 5.1 on or before the 30th day following the due date (including extensions) for filing their income tax returns for the taxable year coinciding with such Plan Year(s); provided, however, that in the case of an Employer whose credit (as determined above) exceeds applicable limitations of the Code,
     (1) such Employer was and shall not be required to make that portion of its contribution allocable to employee stock ownership credit carrybacks of such excess credit sooner than the time otherwise required by the foregoing provisions of this Section, and
     (2) such Employer was and shall not be required to make that portion of its contribution allocable to employee stock ownership credit carryovers of such excess credit sooner than the due date (including extensions) for the filing of the Employer’s income tax return for the taxable year to which such portion is carried over.
     5.3 Valuation of Common Stock. For purposes of determining the number of shares of Common Stock required to be contributed under Section 5.1, Common Stock contributed to the Trust was or shall be valued in the same manner as described in Section 4.2 of the Plan as in effect at the relevant time with respect to Employer Contributions.
     5.4 Cash Contributions. To the extent the contribution required by Section 5.1 was made in cash, substantially all such cash was used to purchase new or existing shares of Common Stock on or before the 30th day following the day on which such contribution was made pursuant to Section 5.2.
     5.5 Eligible Employees. All Employees who made Basic Contributions (CODA) at any time during a Plan Year, who received Credited Compensation at any time during such Plan Year and who were Members as of the last pay period of such Plan Year were eligible to share in PAYSOP Contributions for such Plan Year.
     5.6 Allocation of PAYSOP Contributions.
     (1) Subject to the requirements of Sections 4.5, 4.6 and 5.11 of the Plan as in effect at the relevant time, the PAYSOP Contribution for any Plan Year was allocated equally among the Accounts of Participants eligible to share in such contribution so that each such Participant received as an allocation to his Account the same share of the PAYSOP Contribution for such Plan Year as each such other Participant received. For purposes of this Section, compensation of any Participant in excess of the first $100,000 per year was disregarded.
     (2) Notwithstanding the foregoing provisions, the allocation to the account of any Participant which is attributable to the employee stock ownership credit allowed under Section 44G or Section 41 of the Code may be extended over whatever period may be necessary to comply with requirements of Section 415 of the Code.
     5.7 Limitations on Distributions of Common Stock. Except in the case of distributions made pursuant to Section 7.2 or 7.3 of the Plan, no Common Stock allocated to a Participant’s PAYSOP Contribution Account may be distributed from such PAYSOP Contribution Account before the end of the 84th month beginning after the month in which the Common Stock is allocated to such Account.
     5.8 Nonforfeitable Rights. A Participant’s rights to Common Stock or other property allocated to his PAYSOP Contribution Account shall be nonforfeitable at all times.
     5.9 Expenses of Establishing and Administering PAYSOP Provisions.
     (1) Unless paid by the Employers there shall be paid from the Trust Fund so much of the amounts incurred in connection with establishment of the PAYSOP Fund as does not exceed the sum of 10 percent of the first $100,000 of the contribution that the Employers are required to make to the PAYSOP Fund under Section 5.1 of the Plan as in effect at the relevant time for the Plan Year in which the Plan was established and 5 percent of any amount in excess of the first $100,000 of such contribution.
     (2) Unless paid by the Employers there shall be paid from the PAYSOP Fund so much of the amounts incurred during any Plan Year as expenses of administering the PAYSOP Fund as does not exceed the smaller of (a) $100,000 or (b) the sum of 10 percent of the first $100,000 and 5 percent of any amount in excess of $100,000 of the income from dividends paid to the PAYSOP Fund with respect to Common Stock during such Plan Year.
     (3) As reimbursement for the expenses of establishing or administering the Plan, the Employers may, in their discretion, withhold from amounts required to be contributed to the PAYSOP Fund any portion of such expenses paid by the Employers, but only to the extent that such expenses could have been paid from the PAYSOP Fund pursuant to Subsection (1) or (2) of this Section.
     (4) Any expenses of establishing or administering the PAYSOP Fund in excess of the amounts permitted to be paid from the PAYSOP Fund pursuant to Subsection (1) or (2) of this Section shall be paid by the Employers.
     5.10 Redetermination of Credit. Amounts which are transferred to the Plan (because of the requirements of Section 44G(c)(1)(B) or Section 41(c)(1)(B) of the Code) shall remain in the Plan (and, if allocated under the Plan, shall remain as allocated), even though part or all of the credit allowed under such Section 44G or Section 41 is redetermined, provided, however, in the case of any such final redetermination:
     (1) the Employers may reduce the amount required to be contributed by the Employers pursuant to Section 5.1 of the Plan as in effect at the relevant time for the Plan Year in which the final redetermination occurs or any succeeding Plan Year by the amount of the reduction of such credit, or
     (2) the Employers may deduct such amount of the reduction of such credit from federal taxes on income pursuant to Section 404(i)(2) of the Code.
     5.11 Non-discrimination. Notwithstanding anything in this Article V to the contrary, no more than one-third of the PAYSOP Contributions for any Plan Year shall be allocated to the group of Employees consisting of
     (1) officers of the Employers;
     (2) shareholders owning more than 10 percent of an Employer’s stock (within the meaning of Code Section 415(c)(6)(B)(iv)); or
     (3) Employees described in Code Section 415(c)(6)(B)(iii).
     5.12 ESOP Diversification Right. Effective with respect only to Common Stock acquired under the Plan after December 31, 1986, and to the extent required under regulations, rulings, notices and other authority of the Commissioner of Internal Revenue and/or the Internal Revenue Service, and to the extent other provisions of the Plan do not permit investment transfers, withdrawals, or distributions with respect to PAYSOP Contribution Accounts, any Employee who has been a Participant under the Plan for ten or more years and who has attained age 55 may elect, within the 90 day election period following the close of each Plan Year during his “qualified period”, to transfer up to 25 percent of the balance of his PAYSOP Contributions Account from the PAYSOP Fund or the Company Stock Fund to another Investment Fund (except the Company Stock Fund); provided, however, that for the last Plan Year in his qualified period, such Employee may elect to transfer up to 50 percent of the balance of his PAYSOP Contributions Account. A Participant who elects to transfer a portion of his PAYSOP Contributions Account in accordance with this Section may elect to make further transfers hereunder only to the extent that such further transfers when combined with all prior transfers made pursuant to this Section, do not exceed the percentage limit in effect for that Plan Year. The transfer shall be made in accordance with a Participant’s election hereunder within 90 days of the end of the 90 day election period. For purposes of this Section, a Participant’s “qualified period” shall mean the six-Plan Year period beginning with the Plan Year in which the Participant (i) attains age 55 or (ii) completes his tenth year as a Participant, whichever is later. If at the time of a Participant’s right to make an election under this Section, there are not three Investment Funds to which the Participant may transfer a portion of his PAYSOP Contributions Account, the Participant may elect to receive a distribution of such portion in lieu of a transfer pursuant to this Section. Such distribution (if any) may, at the election of the Participant in accordance with rules prescribed by the Committee, be (i) in cash, or (ii) in full shares of Common Stock with any fractional shares paid in cash. Elections pursuant to this Section shall be made in the form and manner prescribed by the Committee.
ARTICLE VI
INVESTMENTS
     6.1 Investment of Funds.
     (1) The Trust Fund shall contain Investment Funds which shall include (a) the Company Stock Fund, and (b) (prior to January 3, 1995) the PAYSOP Fund. Effective as of January 3, 1995, the PAYSOP Fund was merged into the Company Stock Fund and each (affected) Participant’s Account(s) was adjusted accordingly. In addition, the Retirement Plan Investment Committee may select or establish for investment of any portion of the Trust Fund any other Investment Fund or Funds, which it deems shall be for the benefit of Participants and their Beneficiaries and which shall comply with applicable law, including ERISA (and the Retirement Plan Investment Committee may modify or eliminate any such Investment Funds). Each such other Investment Fund may be invested in any common or collective fund, whether established or maintained by the Trustee or any other person, for the collective investment and reinvestment of assets of pension and profit sharing trusts which are exempt from federal income taxation under the Internal Revenue Code. Notwithstanding the foregoing, in exercising its authority to select and establish (and modify or eliminate) Investment Funds under the Plan, the Retirement Plan Investment Committee shall act in such manner that it shall be expected that the Plan will offer a broad range of investment alternatives within the meaning of Department of Labor regulation section 2550.404c-1(b) as in effect from time to time.
     (2) Member Contributions, Transfer Contributions, Rollover Contributions, Employer Contributions, and PAYSOP Contributions shall be allocated to such Investment Funds as hereinafter set forth. The Trustee (or Investment Manager) shall hold, manage, administer, invest, reinvest, account for and otherwise deal with the Trust Fund and each separate Investment Fund as provided in the Trust Agreement.
     (3) Except as otherwise expressly provided in the Plan or Trust Agreement, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of, or tender or withdraw, any Common Stock of the Company held by it under the Plan. In the event the Administrative Committee has determined that a tender offer for shares of Common Stock of the Company has commenced, then, the Administrative Committee shall notify the Trustee thereof in writing and the provisions of the Trust Agreement regarding a tender offer shall apply. To the maximum extent permitted by ERISA, any decision and/or direction by a Participant or Beneficiary to tender (or not tender) or to sell (or not sell) pursuant to this Subsection (3) and the Trust Agreement shall constitute a direction to the Trustee within the meaning of Section 403(a) of ERISA, and each Participant or Beneficiary who so exercises such control shall, by such exercise, release and agree, on his behalf and on behalf of his heirs and beneficiaries, to indemnify and hold harmless the Trustee, the Employers and the Committee from and against any claims, demand, loss, liability, cost or expense (including reasonable attorney’s fees)

caused by or arising out of such direction, including without limitation any diminution in value or losses incurred from such direction.
     6.2 Account. Each Participant shall have established for him accounts to reflect his (1) Member Contributions (hereinafter referred to as the “Member Contributions Account”), (2) Employer Contributions (hereinafter referred to as the “Employer Contributions Account”), (3) Transfer Contributions, if any (hereinafter referred to as the “Transfer Contributions Account”), (4) Rollover Contributions, if any (hereinafter referred to as the “Rollover Contributions Account”) and (5) PAYSOP Contributions (hereinafter referred to as the “PAYSOP Contributions Account”). The Member Contributions Account shall be further subdivided and separate records maintained showing the amount of his (a) Member Contributions made pursuant to a CODA and (b) Member Contributions not made pursuant to a CODA. The Transfer Contributions Account shall be further subdivided and separate records maintained to reflect separately the portions thereof attributable to transfers from another plan qualified under Code Section 401(a) and from a cafeteria plan established under Code Section 125. The Member Contributions Account, Transfer Contributions Account, Rollover Contributions Account, and Employer Contributions Account shall each be further subdivided and separate records maintained showing the portion of each such Account invested in each Investment Fund. Each such Account shall also maintain separate records showing the amount of contributions thereto, payments and withdrawals therefrom and the amount of income, expenses, gains and losses attributable thereto. All such Accounts are referred to herein as a Participant’s “Account” and the interest of each Participant hereunder at any time shall consist of the amount standing to his Account (as determined in Section 6.7 below) as of the last preceding Valuation Date plus credits and minus debits to such Account since that date.
     6.3 Investment of Member, Transfer and Rollover Contributions. Each Participant shall, in such manner and subject to such restrictions as shall be prescribed (from time to time) by the Committee, direct that his Member Contributions, his Transfer Contributions, if any, and his Rollover Contributions, if any, allocated to his Account be invested in any one or more of the Investment Funds. Such election shall designate the portion to be invested in each such Fund in terms of the percentage and/or amount to be so invested, subject to such percentage and/or amount limitations as shall be prescribed from time to time by the Committee. In exercising its authority with respect to the manner and restrictions prescribed for investment directions, the Committee shall act in such manner that it shall be expected that the Plan will offer a broad range of investment alternatives within the meaning of Department of Labor regulation section 2550.404c-1(b) as in effect from time to time and provide an opportunity for a Participant to exercise control over assets in his individual account within the meaning of Department of Labor regulation section 2550.404c-1(b) as in effect from time to time. Notwithstanding the foregoing, in the case of a Participant for whom an automatic deferral election is made pursuant to Section 3.11 and who has not provided an affirmative direction concerning the investment of his Member Contributions or the Employer Contributions allocated to his Account in the manner described in this Section 6.3, his Basic Contributions (CODA) and the Employer Contributions allocated to his Account shall be invested in an Investment Fund designated for such purpose from time to time by the Retirement Plan Investment Committee, which designated Investment Fund need not be the same for each such Participant.

     6.4 Investment of Employer and PAYSOP Contributions. Employer Contributions allocated to a Participant’s Account shall be invested in any one or more of the Investment Funds in the same manner and subject to the same restrictions as his Member Contributions with respect to such contribution period in accordance with Section 6.3. All PAYSOP Contributions shall have been invested in the PAYSOP Fund, and except as otherwise diversified at the direction of the Participant as provided in Section 5.12 or Section 6.5 shall remain invested in the Company Stock Fund.
     6.5 Change of Investment Option. On such date or dates, which need not be uniform with respect to any or all Investment Funds or with respect to future Member Contributions, Transfer Contributions, Rollover Contributions, Employer Contributions and account balance transfers, as may be prescribed by the Committee (the “Investment Change Date(s)”), a Participant may, in such manner as the Committee shall prescribe, change his investment option with respect to future Member Contributions, Transfer Contributions, Rollover Contributions and Employer Contributions. On each Investment Change Date, a Participant may, in such manner and subject to such restrictions as the Committee shall prescribe, transfer from one Investment Fund to another Investment Fund, amounts credited to one or more of his Member Contributions Account, Transfer Contributions Account, Rollover Contributions Account, Employer Contributions Account and PAYSOP Contributions Account, effective prospectively at such time(s) as shall be fixed by the Committee, subject to such percentage, amount, and/or other limitations with respect to one or more of such Accounts as shall be prescribed by the Committee. In exercising its authority with respect to the manner and restrictions prescribed for changes in investment options, the Committee shall not impose restrictions or conditions with respect to investment in the Company Stock Fund which are not imposed with respect to other Investment Funds, except to the extent imposed by reason of application of securities laws. Moreover, the Committee shall act in such manner that it shall be expected that the Plan will offer a broad range of investment alternatives within the meaning of Department of Labor regulation section 2550.404c-1(b) as in effect from time to time and provide an opportunity for a Participant to exercise control over assets in his individual account within the meaning of Department of Labor regulation section 2550.404c-1(b) as in effect from time to time.
     6.6 Reports. The Company shall cause reports to be made or available at least quarterly to each Participant as to the value of his Account.
     6.7 Valuation of Investment Funds.
     (1) As of each Valuation Date, the Trustee shall determine the value of each Investment Fund in accordance with the Trust Agreement. The transfer of funds to or from an Investment Fund pursuant to Section 6.5, contributions allocated to an Investment Fund and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Participants or Beneficiaries shall not be deemed to be earnings, profits, expenses or losses of the Investment Fund.
     (2) After each Valuation Date, the net gain or loss of each Investment Fund determined pursuant to Subsection (1) of this Section shall be allocated as of such Valuation Date to the Accounts invested in such Investment Fund in proportion to the amounts of such Accounts invested in such Investment Fund on such Valuation Date, exclusive of amounts to be credited but including amounts (other than the net loss, if any, determined pursuant to Subsection (1) of this Section) to be debited to such Accounts as of such Valuation Date. Notwithstanding the foregoing, in accordance with rules and procedures prescribed by the Administrative Committee and/or the Investment Committee, each Account in any Investment Fund may be accounted for on a share basis or on a unitized basis.
     (3) Except as may otherwise be provided by the Administrative Committee, Member Contributions, Transfer Contributions, Rollover Contributions, and Employer Contributions shall be credited to each Participant’s Account and allocated in accordance with the investment option chosen by such Participant to one or more of the Investment Funds as permitted under the Plan as of a Valuation Date occurring as soon as practicable after the Trustee has received such contributions and appropriate instructions as to the allocation of such contributions between the Investment Funds.
     6.8 Registration and Voting of Common Stock. All shares of Common Stock acquired by the Trustee shall be held in possession of the Trustee until disposed of pursuant to provisions of the Plan or the Trust Agreement. Such shares may be registered in the name of the Trustee or its nominee. The Trustee shall solicit voting instructions and shall vote such shares as provided in the Trust Agreement. Notwithstanding the foregoing, any shares of Common Stock allocated (or allocable or attributable) to Participant’s PAYSOP Contribution Accounts, as to which the Trustee does not receive instructions from Participants, shall not be voted.
     6.9 Loans.
     (1) Subject to such uniform and nondiscriminatory rules as the Committee may establish and to the provisions of the Section, the Committee may in its discretion direct the Trustee to make a loan or loans to a Participant who is an Employee or who is a party in interest within the meaning of Section 3(14) of ERISA with respect to the Plan from his Account. For each Participant for whom a loan is authorized, the Committee shall establish, pursuant to Section 6.1(1), a separate Investment Fund (hereinafter in this Section called his “Separate Investment Fund”), from which such loan shall be made. Each such loan shall be in an amount which shall not exceed the lesser of: (a) 50% of the value of such Account; or (b) $50,000, reduced by the highest outstanding balance of loans to the Participant from the Plan or another plan of the Company or the Controlled Group during the one-year period ending on the day before the date on which such loan is made. For the purposes of this Section, the value of a Participant’s Account shall be determined as of the Valuation Date coinciding with or next preceding the date the loan is made. No more than one loan may be outstanding at any time with respect to any Participant. Additional limitations (if any) on the types and amount of loans shall be set forth in the Rules and Regulations and Loan Application (as herein defined).
     (2) The Committee shall approve a loan for an eligible Participant who properly completes a loan application (the “Loan Application”) in compliance with the provisions of the Plan and the Plan loan rules and regulations (the “Rules and

Regulations”) and enters into a loan agreement (the “Loan Agreement”) in compliance with the provisions of the Plan and the Rules and Regulations.
     (3) As a condition to the receipt of any loan pursuant to Subsection (1) of this Section, a Participant shall have and maintain in his Separate Investment Fund an amount (including any promissory note referred to in Subsection (4) of this Section) not less than the total amount of such loan made to the Participant pursuant to this Section which is then outstanding. To the extent determined by the Committee, any limitation or restriction otherwise applicable to investment changes shall not be applicable to any investment change made by a Participant to satisfy the condition specified in this Subsection (3). Loan repayments shall be allocated to the borrowing Participant’s Account(s) in one or more of the Investment Funds (other than the Separate Investment Fund) in accordance with the Committee’s rules.
     (4) Loans made pursuant to Subsection (1) of this Section (a) shall be made available to all such Participants on a reasonably equivalent basis, (b) shall not be made available to Highly Compensated Employees in a percentage amount greater than the percentage amount available to other Participants, (c) shall be secured by the Participant’s interest in the Trust Fund but not in excess of 50% of the value of Participant’s accrued benefit immediately prior to the origination of the loan and such other collateral, if any, as the Committee may require pursuant to its Rules and Regulations, and (d) shall be evidenced by a promissory note executed by the Participant which provides for a reasonable rate of interest, which shall be determined by the Committee in accordance with the Rules and Regulations, and for repayment (i) within a specified period of time, which shall not extend beyond five years from the date the loan is made unless the loan proceeds are used to acquire a dwelling which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant, (ii) on terms that provide for substantially level amortization with payments not less frequently than quarterly over the term of the loan, and (iii) upon such other terms and conditions as the Committee shall determine. Notwithstanding the foregoing provisions of this Section 6.9(4), the Committee may establish Rules and Regulations in accordance with Section 1.72(p)-1 of the Treasury regulations regarding cure periods for repayment of loans and variances to the otherwise applicable repayment requirements for leaves of absence.
     (5) Notwithstanding any other provision of the Plan, (a) a loan made pursuant to Subsection (1) of this Section shall be a first lien against the Participant’s interest in the Trust Fund and any amount of principal or interest due and unpaid thereon shall be deducted from such interest in the Trust Fund before the payment of any portion thereof to the Participant or his Beneficiary, and (b) in the event a loan is not repaid in full within the period of time specified in the promissory note executed by him as hereinabove provided (or in the event of a default by a Participant which, under the provisions of such promissory note, accelerates the payment of principal and interest on a loan), the Trustee shall be authorized to deduct any then unpaid principal or interest on such loan from the Accounts which comprise the Participant’s then interest in the Trust Fund in the following order: (i) that portion of his Member Contributions Account which is attributable to his contributions made on other than a CODA basis, (ii) that portion of his Transfer

Contributions Account which is attributable to transfers from a cafeteria plan, (iii) that portion of his Transfer Contributions Account which is attributable to transfers from another plan qualified under Code Section 401(a), (iv) his Rollover Contributions Account, (v) his PAYSOP Contributions Account, (vi) his Employer Contributions Account, and (vii) the remainder of his Member Contributions Account; provided, however, that no such deduction shall be made from the part of his interest in the Trust Fund included in clauses (vi) or (vii) until such time as he becomes entitled to receive such part of his interest in the Trust Fund under the provisions of the Plan. All other matters relating to a delinquency or default on a loan and actions to be taken in the event of a delinquency or default shall be in accordance with the Rules and Regulations and the Loan Agreement.
ARTICLE VII
DISTRIBUTIONS AND WITHDRAWALS
     7.1 Distributions Only as Provided. Participants’ interests hereunder shall only be distributable as provided in this Article VII. A Participant or Beneficiary eligible to receive a distribution under the Plan shall follow such procedures as shall from time to time be established for that purpose by the Administrative Committee and shall provide such information as shall be required in connection therewith.
     7.2 Distributions on Termination of Employment.
     (1) A Participant’s entire Account (including any Member Contributions which have been withheld from the Participant’s Credited Compensation and which have not theretofore been transmitted to the Trustee) shall be distributed as provided in Subsection (2) of this Section 7.2 if his employment with the Controlled Group terminates for any reason other than his death.
     (2) Such Participant’s Account shall be paid to him under one or more of the following methods (to the extent not mutually exclusive) as the Participant elects in such manner as shall be prescribed (from time to time) by the Committee in accordance with applicable rules under the Code:
          (a) The entire amount of the Participant’s Account shall be paid to him in a lump sum in cash.
          (b) The entire amount of the Participant’s Account shall be paid to him in a lump sum in cash except that his interest attributable to the Company Stock Fund and his PAYSOP Contributions Account shall be paid in full shares of Common Stock with any fractional shares paid in cash.
          (c) Such amount of the Participant’s Account as the Participant shall elect in such manner as shall be prescribed (from time to time) by the Committee to have distributed shall be paid to him in cash; provided, however, that such amount may not be less than $200; and provided, further, that no more than one such distribution may be made pursuant to this Subsection (2)(c) in each calendar month.

     (3) All distributions hereunder shall be based on the value of the Participant’s Account on the Valuation Date immediately preceding the date of distribution and shall, for purposes of Section 6.7 hereof, be deducted from Participants’ Accounts as of such Valuation Date. Subject to Section 7.4, distributions hereunder shall be made or made available within 120 days after the Trustee is notified of the Participant’s termination of employment with the Controlled Group. Notwithstanding the foregoing provisions of this Section, if a Participant to whom this Section applies dies before his Account has been distributed, Section 7.3 shall govern the distribution of such undistributed portion of his Account.
     7.3 Distributions on Death. After the death of a Participant at any time before his Account has been distributed to him, his entire (remaining) Account (including any Member Contributions which have been withheld from the Participant’s Credited Compensation and which have not yet been transmitted to the Trustee) shall be paid by the Trustee to his Death Beneficiary as soon as practicable after the Trustee is notified of the Participant’s death. A Participant may designate in such manner as prescribed by the Administrative Committee that after his death his Account shall be paid to or for his Death Beneficiary in accordance with Subsection 7.2(2)(a) and/or (c) above, in such amount or amounts as elected by the Death Beneficiary, but with distribution thereof being completed within five years after the Participant’s death, or if distribution has begun to the Participant in accordance with Section 7.8, with distribution occurring in a manner at least as rapidly as the method of distribution being used under Section 7.8 and with distribution thereof being completed within five years after the Participant’s death. If distribution to a Death Beneficiary is to be made in accordance with the immediately preceding sentence, the Death Beneficiary may direct the investment of amounts allocated to the Account to the extent and in the same manner that a Participant would be eligible to direct the investment of his Account under Section 6.5, and if such Death Beneficiary dies after the Participant’s death, payment shall be made to the Death Beneficiary’s estate. Any designation by a Participant of the method of payment of death benefits hereunder may be made, changed or revoked by the Participant prior to the Participant’s death in accordance with procedures established by the Administrative Committee. If a Participant does not expressly designate the method of distribution, or if such a designation is not effective, such a Participant’s Account shall be paid to the Death Beneficiary under the method set forth in Subsection 7.2(2)(a) as soon as practicable after the Participant’s death.
     7.4 Time of Distribution. Notwithstanding the foregoing provisions, if the value of a Participant’s Account at the time distribution of his Account would otherwise be made or be made available to him exceeds $1,000, such distribution to him shall not be made without his consent; provided, however, that such consent shall not be required and the Participant’s Account shall be distributed to him subsequent to the time of his termination of employment from the Controlled Group in a lump sum in cash if at the time of distribution of his Account the value of his Account is $1,000 or less.
     7.5 Non-Hardship Withdrawals. A Participant who is an Employee may withdraw in cash a portion of his Account as provided below and in the order set forth in the following Subsections (1) through (7), but subject to a minimum withdrawal amount of the lesser of $300 or 100% of the maximum amount withdrawable from his Account. Any such withdrawal shall be made in accordance with procedures established by the Administrative Committee. The amount of such withdrawal shall be based upon the valuation of the Participant’s Account made as of a Valuation Date occurring on or after the date of application for such withdrawal, and such amount shall be payable as soon as practicable after such Valuation Date, all in accordance with procedures relating to Valuation Date and other matters established by the Administrative Committee, provided that payment shall in any event by made not later than 45 days after such Valuation Date unless extraordinary circumstances require payment on a later date.
     (1) The Participant may withdraw his Transfer Contributions to the extent the same are not then taxable to the recipient for federal income tax purposes, and the earnings thereon, and then, to the extent the terms of the transfer, provisions of the Code and other applicable law permit, the taxable portion thereof, and the earnings thereon;
     (2) The Participant may withdraw his Rollover Contributions, and the earnings thereon;
     (3) The Participant may withdraw his Member Contributions made to the Trust prior to April 1, 1984, and the earnings thereon;
     (4) The Participant may withdraw his Member Contributions made to the Trust after March 31, 1984 on other than a CODA basis and not subject to Employer matching, and the earnings thereon;
     (5) If, the Participant has attained age 59-1/2 he may withdraw his Member Contributions made to the Trust on a CODA basis and not subject to Employer matching, and the earnings thereon;
     (6) The Participant may withdraw his Member Contributions made to the Trust after March 31, 1984 on other than a CODA basis subject to Employer matching, and the earnings thereon; and
     (7) If the Participant has attained age 59-1/2 he may withdraw his Member Contributions made to the Trust on a CODA basis subject to Employer matching, and the earnings thereon, as well as Catch-up Contributions, and the earnings thereon.
          Any such withdrawal under the foregoing Subsections may not be made more frequently than once during any consecutive nine-month period. Withdrawals from any category set forth above may not be made until the assets in all prior categories have been withdrawn. Any Participant who has withdrawn or withdraws assets from category (6) may not make any further Member Contributions for at least three months after the end of the month in which any such withdrawal was or is made. No withdrawals from a Participant’s PAYSOP Contributions Account may be made at any time under this Section.
     7.6 Order of Distributions. Subject to the requirements of Section 5.7 and except as may otherwise be directed by the Participant or Beneficiary by an election provided in accordance with rules established by the Administrative Committee, any distributions (including withdrawals) to a Participant (or his Death Beneficiary) of his interest in the Trust Fund shall be made by liquidating a proportionate share of each of the Investment Funds in which he then has an interest.

     7.7 Hardship Withdrawals. In the event that the Administrative Committee shall determine upon a Participant’s application that the participant has a hardship on account of an immediate and heavy financial need (as defined below in this Section), the Administrative Committee shall direct the Trustee to pay to such Participant that portion of his interest in the Trust Fund which the Administrative Committee determines, based upon the Participant’s application therefor, is necessary to satisfy such financial need. On account of an immediate and heavy financial need of the Participant shall mean for:
     (1) Expenses previously incurred by or necessary to obtain for the Participant, the Participant’s spouse, or any dependent of the Participant (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof) medical care deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit;
     (2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
     (3) Payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, child, or other dependent (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof);
     (4) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence;
     (5) Payment of funeral or burial expenses for the Participant’s deceased parent, spouse, child, or dependent (as defined in Code Section 152, without regard to subsection (d)(1)(B) thereof);
     (6) Expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds any applicable income limit); and/or
     (7) Amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal under this Section.
          A withdrawal shall not be determined by the Administrative Committee to be necessary to satisfy an immediate and heavy financial need of the Participant unless:
     (1) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant;
     (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Controlled Group; and

     (3) The Participant shall be prohibited from making elective (Code Section 401(k)) contributions and employee (after-tax) contributions under this and all other plans of the Controlled Group for 6 months after receipt of the distribution.
          A Participant shall not fail to be treated as an eligible employee for purposes of Code Section 401(k) or Code Section 401(m) merely because his contributions are suspended in accordance with this Section. Except as otherwise provided in this Section, distributions of hardship benefits shall not affect the Participant’s right under the Plan to make withdrawals or continue to be a Member, but a distribution under the deemed necessity standard of this Section shall require suspension of the Participant’s Member Contributions for the period and to the extent provided above.
          Notwithstanding any other provision of this Section, a withdrawal by a Participant pursuant to this Section shall be made from the portions of his Account set forth in Section 7.5 in the priority sequence set forth therein before any other portion of his Account may be withdrawn, and such other portion of this Account shall be withdrawn in such priority sequence as shall be determined in accordance with rules established by the Administrative Committee.
          Notwithstanding any other provision of this Section, no withdrawals may be made at any time pursuant to this Section of income credited after the last day of the last Plan Year ending before July 1, 1989 to Member Contributions made on a CODA basis.
          Any distribution pursuant to this Section shall be based upon the valuation of the Participant’s Account made as of a Valuation Date determined by the Administrative Committee occurring on or after the date of the Trustee’s receipt of notice by the Administrative Committee to distribute such hardship withdrawal, and such distribution shall be payable as soon as practical after such Valuation Date, and in any event not later than 45 days after such Valuation Date, unless extraordinary circumstances require payment on a later date. Such distribution shall be paid in cash, except that, at the election of the Participant in accordance with rules prescribed by the Administrative Committee, amounts attributable to the Participant’s PAYSOP Contributions Account shall be paid in full shares of Common Stock with any fractional shares paid in cash.
     7.8 Provision Pursuant to Code Section 401(a)(9).
     (1) The interest of each Participant under the Plan will be distributed to him beginning no later than April 1 of the calendar year following the later of the calendar year (i) in which he attains age 70-1/2, or (ii) in which his employment with the Controlled Group terminates; provided, however, that clause (ii) shall not be applicable (A) in the case of an Employee who is a 5-percent owner (as such term is defined in Code Section 416(i)), at any time during the Plan Year ending with or within the calendar year in which he attains age 70-1/2, or (B) in the case of an Employee who attains age 70-1/2 on or after January 1, 1988 and prior to January 1, 1999. Beginning on the date determined in the immediately preceding sentence, the interest of the Participant shall be paid to the Participant in annual installments in cash with the amount distributed for each calendar year determined in accordance with the regulations issued under Code Section 401(a)(9) by dividing the Participant’s account balance under the Plan for the calendar year by the life expectancy of the Participant, which life expectancy shall be recalculated annually; provided, however, that the Participant may make elections pursuant to Subsection 2(a) of Section 7.2.
     (2) If a Participant dies before his entire interest has been distributed to him, his entire interest will be distributed within 5 years after his death.
     (3) The provisions of this Section shall prevail over any other provision of the Plan which is inconsistent therewith.
     (4) Notwithstanding anything to the contrary, distributions required under this Section shall be made in accordance with Section 401(a)(9) of the Code and regulations issued thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-5 of the final and temporary Treasury regulations.
     7.9 Provisions Pursuant to Code Section 401(a)(31).
     (1) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
     (2) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years of more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any distribution on account of hardship. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Moreover, in the case of a distributee who is a non-spouse Death Beneficiary, any distribution may be transferred only in a trustee-to-trustee transfer and may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code that is established for the purpose of receiving the distribution on behalf of a designated beneficiary who is a non-spouse Death Beneficiary.

     (3) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts the distributee’s eligible rollover distribution. The term shall also include an annuity contract described in Section 403(b) of the Code, and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code. Notwithstanding the foregoing, in the case of a distribution to a non-spouse Death Beneficiary, “eligible retirement plan” shall mean only an individual retirement account or annuity described in Section 408(a) or (b) of the Code that is established for the purpose of receiving the distribution on behalf of a designated beneficiary who is a non-spouse Death Beneficiary.
     (4) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse. In addition, the Employee’s or former Employee’s designated beneficiary who is a non-spouse Death Beneficiary is a distributee with regard to the interest of the Employee or former Employee.
     (5) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
ARTICLE VIII
ADMINISTRATION OF THE PLAN AND TRUST
     8.1 Responsibility for Administration. As Administrator, the Company shall be responsible for the administration of the Plan, including but not limited to the preparation and delivery to Participants, Beneficiaries and governmental agencies of all information, descriptions and reports required by applicable law. The Company has delegated certain of its duties as Administrator to the Administrative Committee established by the Company. Each Fiduciary shall have such powers, duties and authorities as shall be specified in the Plan or Trust Agreement or as shall be delegated to it pursuant to Section 10.2.
     8.2 Authority. Benefits under the Plan shall be paid only if the Administrative Committee decides in its discretion that the applicant is entitled to the benefits under the provisions of the Plan. The Administrative Committee shall have the discretionary power and authority to interpret and construe the provisions of the Plan and to make factual determinations in deciding whether an applicant is entitled to benefits under the Plan. Without limiting the foregoing: The Administrative Committee may interpret where necessary the provisions of the Plan. The Administrative Committee shall determine the rights and status of Participants and other persons under the Plan, decide disputes arising under the Plan and make any determinations and findings with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan, including, but not limited to, the amount of an Employee’s Credited Compensation during any relevant period, the eligibility for membership of an Employee, and a Participant’s interest in the Trust Fund. In addition, the Administrative Committee shall remedy possible ambiguities, inequities or inconsistencies in the Plan and shall correct deficiencies and supply omissions therein. Subject to the provisions of Section 8.4 and Article IX, such determinations and findings shall be final and conclusive, to the extent permitted by law, as to all persons for all purposes of the Plan. The Administrative Committee shall instruct the Trustee as to the benefits to be paid hereunder and shall furnish the Trustee with any further information reasonably required by it for the purpose of the distribution of such benefits.
     8.3 Expenses and Duties. Members of the Administrative Committee shall serve without compensation for such services; provided, however, that Administrative Committee members shall be reimbursed by the Trust for all expenses incurred in connection with their performance of Administrative Committee duties, unless the Company elects to reimburse the expenses. The Administrative Committee shall have such functions and duties as are specifically conferred upon it by the Plan or the Trust Agreement or as may be delegated to it pursuant to its statement of Powers and Responsibilities approved by the Board of Directors. Members of the Administrative Committee shall not be disqualified from acting because of any interest, benefit or advantage, inasmuch as Administrative Committee members may be Participants, Employees or directors of an Employer, but no Administrative Committee member shall vote or act in connection with the Administrative Committee’s action relating solely to himself. Except as may be required by law, no bond or other security need be required of any Administrative Committee member in such capacity in any jurisdiction.
     8.4 Revocability of Committee Action. Any action taken by the Administrative Committee with respect to the rights or benefits under the Plan of any Participant or Beneficiary shall be revocable by such Administrative Committee as to payments, distributions or deliveries not theretofore made hereunder pursuant to such action. Appropriate adjustments may be made in future payments or distributions to a Participant or Beneficiary to offset any excess payment or underpayment theretofore made hereunder to such Participant or Beneficiary.
     8.5 The Trust Fund. The Trust Fund shall be held by the Trustee for the exclusive benefit of the Participants and their Beneficiaries, and the Trust Fund shall be invested by the Trustee upon such terms and in such property as is provided in the Plan and in the Trust Agreement. The Trustee will, from time to time, make payments, distributions and deliveries from the Trust Fund as provided in the Plan. The Trustee in its relation to the Plan shall be entitled to all of the rights, privileges, immunities and benefits conferred upon it and shall be subject to all of the duties imposed upon it under the Trust Agreement. The Trust Agreement is hereby incorporated in the Plan by reference, and each Employer, by adopting the Plan, authorizes the Company to execute the Trust Agreement (including any amendment or supplement thereof) in its behalf with respect to the Plan.

     8.6 No Guarantee Against Loss. No person or entity in any manner guarantees the Trust Fund or any part thereof against loss or depreciation. All persons having any interest in the Trust Fund shall look solely to such Trust Fund for payment with respect to such interest.
     8.7 Payment of Benefits. All payments of benefits provided for by the Plan (less any deductions provided for by the Plan) shall be made solely out of the Trust Fund in accordance with instructions given to the Trustee by the Administrative Committee pursuant to the terms of the Plan, and no person or entity shall otherwise be liable for any benefits payable under the Plan.
     8.8 Investment Committee. To the extent provided in the Trust Agreement that certain functions pertaining to the investment of the assets of the Trust Fund that under the Plan are functions of the Administrative Committee are allocated to an “Investment Committee” (as defined in the Trust Agreement), those provisions of the Plan corresponding to those provisions of the Trust Agreement pertaining to such Investment Committee shall be deemed to refer to the Retirement Plan Investment Committee established by the Company and all provisions of the Plan generally applicable to the Administrative Committee (such as and including, without limitation, Sections 8.2, 8.3, and Article X) shall to such extent apply to such Retirement Plan Investment Committee.
     8.9 Funding Policy. The Retirement Plan Investment Committee shall carry out a funding policy and method consistent with the objectives of the Plan and the requirements of applicable law, as approved by the Retirement Plans Review Committee of the Board of Directors.
ARTICLE IX
CLAIMS PROCEDURES
     9.1 Method of Filing Claim. Any Participant or Beneficiary who thinks that he is entitled to receive a benefit under the Plan shall file an application with the Administrative Committee in accordance with Section 7.1.
     9.2 Notification by Committee. Unless such claim is allowed in total by the Administrative Committee, it shall, within a reasonable period of time but not later than 90 days after such claim was filed (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), cause written notice to be mailed to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall include (1) the specific reasons for the denial of the claim, (2) specific reference to the provisions of the Plan and/or Trust Agreement upon which the denial of the claim was based, (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) an explanation of the review procedure specified in Section 9.3 and the time limits applicable to such procedure, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review. If a claimant does not receive any such notice from the Committee within 90 days or 180 days, as the case may be, after the date of filing the claim, his claim shall be deemed to have been denied.
     9.3 Review Procedure. Within six months after the denial of his claim, the claimant or his duly authorized representative may appeal such denial by filing with any officer of the Company his written request for a review of his claim. The claimant or his duly authorized representative may: (1) submit written comments, documents, records, and other information relating to the claim for benefits, and (2) review pertinent documents, including request in the manner and form prescribed by the Plan Administrator and be provided free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. If such an appeal is so filed within such six-month period, the Company or a person appointed by the Company, which person shall be designated a Named Fiduciary, shall conduct a full and fair review of such claim (which review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination) and mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan and/or Trust Agreement within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan and/or Trust Agreement provisions on which the decision was based, and state that the claimant is entitled to receive, upon request in the manner prescribed by the Committee and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, state the claimant’s right to bring an action under Section 502(a) of ERISA, and shall, to the extent permitted by law, be final and binding on all interested persons. During such full review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing and, if he requests a hearing, to present his case in person or by an authorized representative at a hearing scheduled by the Company (or its designee). If the decision on review is not furnished within such 60-day or 120-day period, as the case may be, the claim shall be deemed to have been denied on review.
ARTICLE X
FIDUCIARY RESPONSIBILITY
     10.1 Immunities. Except as otherwise provided by applicable law, (1) no Fiduciary shall be liable for any action taken or not taken with respect to the Plan except for his own gross negligence or willful misconduct; (2) no Fiduciary shall be personally liable upon any contract, agreement or other instrument made or executed by him or in his behalf in the administration of the Plan; (3) no Fiduciary shall be liable for the neglect, omission or wrongdoing of another Fiduciary nor shall any Fiduciary be required to make inquiry into the propriety of any action by another Fiduciary; (4) each Employer, its directors, officers, and Employees, the Administrative Committee, and its members and any other person to whom the Company delegates (or the Plan or Trust Agreement assigns) any duty with respect to the Plan, may rely and shall be fully protected in acting upon the advice of counsel, who may be counsel for a

Controlled Group Member, upon the records of a Controlled Group Member, upon the opinion, valuation, report, or determination of the auditor of the Company, or upon any certificate, statement or other representation made by an Employee, a Participant, a Beneficiary or the Trustee concerning any fact required to be determined under any of the provisions of the Plan; (5) if any responsibility of a Fiduciary is allocated to any other person, then such Fiduciary shall not be responsible for any act or omission of such person in carrying out such responsibility; and (6) no Fiduciary shall have the duty to discharge any duty, function or responsibility which is assigned by the terms of the Plan or Trust Agreement or delegated pursuant to the provisions of Section 10.2 to another person.
     10.2 Allocation and Delegation of Fiduciary Responsibilities.
     (1) The Fiduciaries shall have only such powers, duties, responsibilities and authorities as are specified in the Plan or Trust Agreement or as shall be delegated to them pursuant to a statement of Powers and Responsibilities or other charter approved by the Board of Directors. The Company shall be the Plan Administrator, and shall have the authority to appoint and remove the Trustee. The Company shall also have the responsibility and authority to monitor the performance of the Trustee. The Administrative Committee shall have the responsibility to carry out the various duties assigned or allocated to it hereunder or under a statement of Powers and Responsibilities or other charter approved by the Board of Directors, including specifically the responsibility and authority to interpret and administer the Plan, subject to the provisions hereof.
     (2) The Company and the Administrative Committee may each designate any person (in addition to those specifically designated in the Plan) as a Fiduciary or Named Fiduciary and may delegate to any such person any one or more powers, functions, duties and/or responsibilities with respect to the Plan, provided that no such power, function, duty or responsibility which is assigned to a Fiduciary (other than the delegator) pursuant to some other Section of the Plan or Trust Agreement shall be so delegated without the written consent of such Fiduciary.
     (3) Any delegation pursuant to Subsection (2) of this Section, (a) shall be signed by the delegator, be delivered to and accepted in writing by the delegatee and be delivered to the Administrative Committee, (b) shall contain such provisions and conditions relating to such delegation as the delegator deems appropriate, (c) shall specifically designate the powers, functions, duties and responsibilities therein delegated, (d) may be amended from time to time by written agreement signed by the delegator and the delegatee and delivered to the Administrative Committee and (e) may be revoked (in whole or in part) at any time by written notice from the delegator delivered to the delegatee and the Administrative Committee or from the delegatee delivered to the delegator and the Administrative Committee.
     10.3 Indemnification. In addition to whatever rights of indemnification the members and former members of the Administrative Committee may be entitled under the articles of incorporation or regulations or by-laws of the Company and any Employer, under any provisions of law, or under any other agreement, the Company and each other Employer shall, to the maximum extent permitted by law and except to the extent covered by insurance, satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Company), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person’s or persons’ gross negligence or willful misconduct.
ARTICLE XI
MISCELLANEOUS
     11.1 Spendthrift Provisions. To the extent permitted by law and except as otherwise provided in the Plan, no right or interest of any kind of a Participant or Beneficiary hereunder shall be transferable or assignable by the Participant or Beneficiary, nor shall any such right or interest be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary. The foregoing provisions of this Section shall not, however, preclude (i) the enforcement of a Federal tax levy made pursuant to Section 6331 of the Code, (ii) the collection by the United States on a judgment resulting from an unpaid tax assessment, (iii) offsets of a Participant’s or Beneficiary’s benefits by any overpayments made to the Participant or Beneficiary by the Plan, or (iv) effective for judgments, orders, and decrees issued, and settlement agreements entered into, on or after August 5, 1997, offsets of a Participant’s benefits by any amount the Participant is ordered or required to pay the Plan as provided in Section 206(d)(4) of ERISA.
     11.2 Facility of Payment. In the event the Administrative Committee finds that any Participant or Beneficiary to whom a benefit is payable under the Plan is (at the time such benefit is payable) unable to care for his affairs because of physical, mental or legal incompetence, the Administrative Committee, in its sole discretion, may cause any payment due to him hereunder, for which prior claim has not been made by a duly qualified guardian or other legal representative, to be paid to the person or institution deemed by the Administrative Committee to be maintaining or responsible for the maintenance of such Participant or Beneficiary; and any such payment shall be deemed a payment for the account of such Participant or Beneficiary and shall constitute a complete discharge of any liability therefor under the Plan.
     11.3 No Enlargement of Employment Rights. A Participant by accepting benefits under the Plan does not thereby agree to continue for any period in the employ of his Employer, and the Employers by adopting the Plan, making contributions or taking any action with respect to the Plan do not obligate themselves to continue the employment of any Participant for any period.
     11.4 Merger or Transfer of Assets. Notwithstanding any other provision of the Plan, in the case of any merger or consolidation with, or the transfer of assets or liabilities to, any other plan, in no event shall any Participant (if the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is less than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).
     11.5 Severability Provision. If any provision of the Plan or the application thereof to any circumstance or person is invalid, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.
     11.6 Qualified Domestic Relations Orders. The Administrative Committee shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder. Notwithstanding any other provision of the Plan, the Administrative Committee shall direct the Trustee to make distribution to or for the benefit of an alternate payee under such a qualified order in a single lump sum payment of the alternate payee’s entire interest under the Plan, provided that: (a) the qualified order provides for such distribution, and (b) if the amount to be paid to or for the benefit of the alternate payee exceeds $1,000, the alternate payee has consented in writing to such distribution. Notwithstanding any other provision of the Plan, except to the extent otherwise provided in a qualified order: Each alternate payee under a qualified order shall have established for him a separate account in the manner specified in Section 6.2 to reflect his interest under the Plan pursuant to this Section (hereinafter referred to as the “Alternate Payee Account”). By written direction to the Administrative Committee (according to such rules and procedures as it shall prescribe from time to time), the alternate payee may direct the investment of amounts allocated to his Alternate Payee Account to the extent and in the same manner that the Participant through whom the alternate payee secured his interest under the Plan would be eligible to direct the investment of his Account. The Alternate Payee Account shall be further subdivided and separate records maintained showing the portion invested in each Investment Fund. The Alternate Payee Account shall also maintain separate records the amount of contributions thereto, payments and withdrawals therefrom and the amount of income, expenses, gains and losses attributable thereto. The interest of each alternate payee hereunder at any time shall consist of the amount standing to his Alternate Payee Account (as determined in Section 6.7 above) as of the last preceding Valuation Date plus credits and minus debits to such alternate Payee Account since that Date. Notwithstanding any other provision of the Plan, if a qualified order so provides, distribution may be made to an alternate payee pursuant to the qualified order, regardless of whether the Participant is entitled to receive a distribution under the Plan.
     11.7 Expenses. The expenses of administration of the Plan and the Trust Fund shall be paid from the Trust Fund in accordance with policies and/or directions of the Administrative Committee as in effect from time to time, except to the extent the Employer(s) elect to make payment. Notwithstanding the foregoing provisions of this Section 11.7, administrative expenses relating to determining the status of a domestic relations order (as a qualified domestic relations order) that are applicable to a particular Participant shall be paid from the Accounts of the Participant (to the extent sufficient therefore) in the following order: (i) that portion of his Member Contributions Account which is attributable to his contributions made on other than a

CODA basis, (ii) that portion of his Transfer Contributions Account which is attributable to transfers from another plan qualified under Code Section 401(a), (iii) his Rollover Contributions Account, (iv) his PAYSOP Contributions Account, (v) his Employer Contributions Account, and (vi) the remainder of his Member Contributions Account.
     11.8 Extension of Coverage. Coverage under the Plan may be extended to any plant, location, operating unit, or classification of employees of an Employer that is not already covered under the Plan pursuant only to an amendment to Schedule I of the Plan in accordance with the procedures set forth for Plan amendments in Section 13.2. Such amendment shall specify the effective date of such extension of coverage. Any new plant, location, or operating unit which is established by an Employer shall not become covered solely by virtue of the fact that it is part of such Employer or part of a plant, location, or operating unit which at the time is covered; any such new plant, location, or operating unit shall become covered only if Plan coverage is expressly extended thereto in accordance with the procedures specified in the foregoing provisions of this Section.
     11.9 Profit-Sharing Plan. The Plan is intended to be and shall be a profit-sharing plan for all purposes of the Code, ERISA, and any other relevant purpose, notwithstanding that contributions may or may not be made without regard to current or accumulated profits of the employer and without regard to whether the contributions may or may not be discretionary.
     11.10 Veterans’ Rights. Effective December 12, 1994, notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.
     11.11 Leased Employees. Except with respect to any relationship determined under an Internal Revenue Service ruling issued before August 20, 1996 pursuant to Section 414(n)(2)(C) of the Code (as in effect on August 19, 1996) not to involve a leased employee, the following shall apply: Any leased employee, other than an excludable leased employee, shall be treated as an employee of the Company or any other Controlled Group Member for purposes of the Plan with respect to the provisions of Sections 401(a)(3), (4), (7) and (16), and 408(k), 410, 411, 415 and 416 of the Code; provided, however, that no leased employee shall accrue a benefit hereunder based on service as a leased employee. A “leased employee” means any person who performs services for the Company or Controlled Group Member (the “recipient”) (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. An “excludable leased employee” means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient’s nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.
     11.12 CRA Model Amendment. For limitation years beginning on and after January 1, 2001, for purposes of applying the limitations described in Section 4.5, compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code. This provision shall also apply for Plan Years beginning on and after January 1, 2001 to the definition of remuneration in Section 14.1(2) and to any definition of compensation under the Plan that refers to Section 415(c)(3) of the Code.
ARTICLE XII
OTHER EMPLOYERS
     12.1 Adoption by Other Employers. Any corporation or other business organization other than the Company may, with the consent of either the Board of Directors or a duly authorized officer or officers of the Company, adopt the Plan and thereby become an Employer hereunder by executing a duly authorized instrument and filing a copy thereof with the Company; provided, however, that Brush Wellman Inc. shall be deemed to have adopted the Plan and Brush Engineered Materials Inc. shall be deemed to have consented thereto, without further action on the part of either. Such adoption may be subject to such terms and conditions as the Board of Directors or duly authorized officer or officers of the Company requires or approves.
     12.2 Contribution of Employers. The contribution of the Employers under the Plan may be paid by the Company on behalf of itself and other Employers. Each Employer shall pay for that portion of the contribution of the Employers under the Plan for each year that is allocated to Employees or former Employees of such Employer, but if such costs as so allocated would (in the opinion of the Company) not be fully and currently deductible for any Plan Year, the allocation among the Employers of the costs of the Plan, including the contribution of the Employers, may be made in such manner as is agreed to by the Employers and as will permit to the extent possible the deduction (for purposes of federal taxes on income) by each such Employer of its payments toward such costs.
     12.3 Withdrawal of Employer. Any Employer (other than the Company) which adopts the Plan may elect separately to withdraw from the Plan, and such withdrawal shall constitute a termination of the Plan as to it. Amendments to the Plan, however, may be made only by the Company. Any such withdrawal shall be expressed in an instrument executed by the withdrawing Employer on the order of its board of directors and filed with the Company and the Trustee. In the event of such a withdrawal of an Employer or in the event the Plan is terminated as to an Employer or a group of Employees (but not all the Employers) pursuant to Section 13.1, such Employer (herein called “former Employer”) shall cease to be an Employer and the interests of Participants who are or were Employees of such former Employer shall be distributed in accordance with and subject to Section 13.3 at that time as if each such Participant had retired pursuant to Section 7.2 hereof at the time of such withdrawal or termination.

ARTICLE XIII
AMENDMENT OR TERMINATION
     13.1 Right to Amend or Terminate. The Company has reserved, and does hereby reserve, the right at any time, without the consent of any other Employer or of the Participants, Beneficiaries or any other person, (1) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Participants and their Beneficiaries, or (2) to amend the Plan, in whole or in part.
     13.2 Procedure for Termination or Amendment. Any termination of the Plan pursuant to Section 13.1 shall be expressed in an instrument executed by the Company on the order of its Board of Directors or on the order of the Compensation Committee of its Board of Directors. Any amendment of the Plan pursuant to Section 13.1 shall be expressed by an instrument executed by the Company on the order of its Board of Directors or on the order of the Compensation Committee of its Board of Directors or on behalf of the Company by any officer or officers of the Company authorized by resolution of the Board of Directors to amend the Plan.
     13.3 Distribution Upon Termination. If the Plan shall be terminated by the Company, subject to the last sentence of Section 13.1 and the requirements of Section 401(k) and Section 409 of the Code regarding distributions upon plan termination, Employer, PAYSOP, Transfer, Rollover and Member Contributions shall cease, and the Trust Fund shall be distributed as if each Participant of the Plan had then terminated his employment pursuant to Section 7.2 hereof at the time of such termination.
          Notwithstanding the provisions of the preceding paragraph, no distribution shall be made to a Participant of any amounts attributable to elective deferrals under Section 401(k) of the Code on account of Plan termination (other than a distribution made in accordance with Article VII or required in accordance with Code Section 401(a)(9)) unless (i) neither his Employer nor a Controlled Group Member establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, a simplified employee pension plan as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that meets the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f)) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than 2% of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24 month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a “lump sum distribution” as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), and (IV) of subparagraph (D)(i) thereof.
     13.4 Provision Pursuant to Section 411(d)(3) of the Code. Notwithstanding any other provision of the Plan upon the termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, the rights of all Employees to benefits accrued to the date of such termination or partial termination or discontinuance, to the extent then funded, or the amounts credited to the Employees’ Accounts shall be non-forfeitable.
ARTICLE XIV
TOP-HEAVY PLAN REQUIREMENTS
     14.1 Definitions. For the purposes of this Article XIV, the following terms, when used with initial capital letters shall have the following respective meanings:
     (1) Aggregation Group. Permissive Aggregation Group or Required Aggregation Group, as the context shall require.
     (2) Compensation. All remuneration of an Employee from the Employers. All remuneration shall exclude any amounts in excess of the limitation set forth in Sections 1.1(12)(b) of the Plan, with “all remuneration” substituted for “Credited Compensation” in applying the limitation.
     (3) Defined Benefit Plan. A qualified plan as defined in Section 414(j) of the Code.
     (4) Defined Contribution Plan. A qualified plan as defined in Section 414(i) of the Code.
     (5) Determination Date. For any Plan Year, the last day of the immediately preceding Plan Year.
     (6) Key Employee. An Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was (a) an officer of an Employer (as the term “officer” is limited in Section 416(i)(1)(A) of the Code), having an annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), (b) a 5-percent owner (as such term is defined in Section 416(i)(1)(B)(i) of the Code), or (c) a 1-percent owner (as such term is defined in Section 416(i)(1)(B)(ii) of the Code) having an annual Compensation of more than $150,000.00. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The rules of Subsections (b), (c), and (m) of Section 414 of the Code do not apply for purposes of determining who is a 5-percent owner or who is a 1-percent owner. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder. The term “Key Employee” shall also include such Employee’s Beneficiary in the event of his death.
     (7) Non-Key Employee. An Employee or former Employee who is not a Key Employee. Such term shall also include his Beneficiary in the event of his death.
     (8) Permissive Aggregation Group. The group of qualified plans of the Employer consisting of:

          (a) the plans in the Required Aggregation Group; plus
          (b) one or more plans designated from time to time by the Administrative Committee that are not part of the Required Aggregation Group but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered with the Required Aggregation Group.
     (9) Required Aggregation Group. The group of qualified plans of the Employer consisting of,
          (a) each plan in which a Key Employee participates; plus
          (b) each plan which enables a plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.
     (10) Top-Heavy Account Balance. A Participant’s (including a Participant who has received a total distribution from this Plan) or a Beneficiary’s aggregate balance standing to his Account as of the valuation date coinciding with or immediately preceding the Determination Date; provided, however, that (a) such balance shall include the aggregate distributions made during the one-year period ending on the Determination Date and (b) if an Employee or former Employee has not performed any service for any Employer maintaining the Plan at any time during the one-year period ending on the Determination Date, his Account (and/or the Account of his Beneficiary) shall not be taken into account. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”
     (11) Top-Heavy Group. An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than sixty percent (60%) of the aggregate present value of accrued benefits for all employees in such plans.
     (12) Top-Heavy Plan. See Section 14.2.
     14.2 Determination of Top-Heavy Status.
     (1) Except as provided by Subsection (2) of this Section, the Plan shall be a Top-Heavy Plan for a particular Plan Year if, as of a Determination Date:
          (a) in the case of a defined contribution plan, the aggregate of Top-Heavy Account Balances for Key Employees is more than sixty percent (60%) of the aggregate of all Top-Heavy Account Balances;
          (b) in the case of a defined benefit plan, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Section

416(g) of the Code and the regulations and rulings thereunder) to Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits to be determined under the accrual method uniformly used under all plans maintained by the Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Section 411(b)(1)(c) of the Code, and with adjustments made for benefits that have been distributed and of former Employees, as described in Section 14.1(10); or
          (c) if the Plan is included in a Required Aggregation Group which is a Top-Heavy Group.
          (2) If the Plan is included in a Permissive Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Subsection (1) of this Section 14.2.
     14.3 Top-Heavy Plan Requirements. Notwithstanding any other provisions of the Plan to the contrary, if the Plan is a Top-Heavy Plan for any Plan Year, the Plan shall then satisfy the following requirements for such Plan Year:
     (1) The minimum contribution requirement as set forth in Section 14.4.
     (2) The adjustment to maximum benefits and allocations as set forth in Section 14.5.
     14.4 Minimum Contribution Requirement. If the Plan is a Top-Heavy Plan for any Plan Year:
     (1) Each Non-Key Employee who is eligible to share in any Employer Contribution for such Plan Year and who had not separated from service by the end of the Plan Year shall be entitled to receive an allocation of such contribution which is at least equal to three percent (3%) of his Compensation for such Plan Year. Any minimum allocation to a Non-Key Employee required by this paragraph shall be made without regard to the Non-Key Employee’s number of hours of service, level of compensation, or whether the Non-Key Employee declined to make elective or mandatory contributions.
     (2) The percentage minimum contribution requirement set forth in paragraph (1) above with respect to a Plan Year shall not exceed the percentage at which employer contributions (including salary deferrals) are made (or required to be made) under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such Year. The determination referred to in the immediately preceding sentence shall be determined for each Key Employee by dividing the sum of the Employer Contributions and the Basic and Supplemental Contributions made under the cash or deferred arrangement described in Section 3.3 that are allocated to such Key Employee in that Plan Year by such Key Employee’s Compensation for such Plan Year.
     (3) Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.
     (4) The percentage minimum contribution requirement set forth in Subsection (1) above may also be reduced in accordance with Section 14.5(2).
     (5) For the purpose of Subsection (2) above, contributions taken into account shall include like contributions under all other Defined Contribution Plans in the Required Aggregation Group, excluding any such plan in the Required Aggregation Group if that plan enables a Defined Benefit Plan in such Required Aggregation Group to meet the requirements of Section 401(a)(4) or Section 410 of the Code.
     14.5 Coordination With Other Plans.
     (1) In applying this Article XIV, an Employer and all Controlled Group Members shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.
     (2) In the event that another Defined Contribution Plan or Defined Benefit Plan maintained by the Employer provides contributions or benefits on behalf of Participants in the Plan, such other plan(s) shall be taken into account in determining whether the Plan satisfies Section 14.3. In the event the Plan is part of a Required Aggregation Group in which a top-heavy Defined Benefit Plan is included, each Non-Key Employee in the Plan who is also covered under the top-heavy Defined Benefit Plan shall receive the minimum top-heavy benefit under the Defined Benefit Plan. In the event the Plan is part of a Required Aggregation Group in which another top-heavy Defined Contribution Plan is included, each Non-Key Employee in the Plan who is also covered under the other top-heavy Defined Contribution Plan shall receive the minimum top-heavy benefit under the plan in which he was last an active participant or if that rule is not determinative under the plan that was first established.
     (3) Principles similar to those specifically applicable to this Plan under this Article, and in general, as provided for in Section 416 of the Code and the regulations thereunder, shall be applied to the other plans required to be taken into account under this Article in determining whether this Plan and such other plans meet the requirements of such Section 416 of the Code.
     14.6 Construction. The term “present value of accrued benefits” as used in this Article shall in all appropriate cases include account balances of affected Employees.

ARTICLE XV
SPECIAL PROVISIONS REGARDING
MERGER OF ELECTROFUSION CORPORATION
401(k) TAX DEFERRED SAVINGS PLAN INTO THE PLAN
     15.1 General. Effective as of the “Merger Date” (as hereinafter defined), the Electrofusion Corporation 401(k) Tax Deferred Savings Plan (the “Electrofusion Plan”) shall be merged into the Plan. This Article provides special provisions regarding such merger, which provisions shall apply notwithstanding any other provisions of the Plan and shall override any conflicting Plan provisions.
     15.2 Merger Date. “Merger Date” shall mean the date determined by the Administrative Committee, which date shall not be earlier than the later of December 31, 1991 or the date following December 31, 1991 on which the Internal Revenue Service has issued a favorable determination with respect to the tax qualification of the Electrofusion Plan.
     15.3 Transfer of Accrued Benefits. Effective as of the Merger Date, all (then-existing) Electrofusion Plan accounts (accrued benefits) shall be transferred from the Electrofusion Plan to the Plan. Upon receipt of the assets of the Electrofusion Plan from the trustee of the Electrofusion Plan, the Trustee shall deposit and invest the assets in the Investment Funds in accordance with Article VI and rules and procedures regarding the same prescribed by the Administrative Committee. As of the date of receipt of such assets, a separate Transfer Contributions Account (and sub-accounts if and as appropriate) shall be established in the name of each Electrofusion Plan participant and beneficiary (as of the Merger Date) and shall become his Transfer Contributions Account (and sub-accounts if and as appropriate) for purposes of the Plan. Each such Account shall be credited with an amount equal to the balance of such participant’s or beneficiary’s account under the Electrofusion Plan immediately prior to the transfer. Upon such transfer, outstanding loans, if any, under the Electrofusion Plan shall become loans under the Plan and shall continue to be repaid and otherwise be governed under the Plan by the terms of such loan as made under the Electrofusion Plan, except as otherwise provided by rules and procedures established by the Administrative Committee. Under rules prescribed by the Administrative Committee, any applications, elections, designations, and waivers under the Electrofusion Plan that are applicable to accounts transferred from the Electrofusion Plan to the Plan shall be applicable under the Plan.
     15.4 Withdrawals and Distributions.
     (1) Withdrawals from the Electrofusion Plan Transfer Contributions Account of a Participant whose employment with the Controlled Group has not terminated in a manner permitting distribution under the Plan shall be governed by the following:
          (a) Amounts the (in-service) withdrawal of which is restricted by Code Section 401(k) shall be withdrawn only as provided in Section 7.7.
          (b) Amounts the (in-service) withdrawal of which is not restricted by Code Section 401(k) shall be withdrawn only as provided under the provisions of the

Electrofusion Plan to the extent that such provisions of the Electrofusion Plan may not be eliminated under Code Section 411(d)(6) and the regulations thereunder.
     (2) Distributions from the Electrofusion Plan Transfer Contributions Account of a Participant whose employment with the Controlled Group has terminated in a manner permitting distribution under the Plan shall be made as provided under the applicable provisions of Article VII, or, to the extent that the Electrofusion Plan provides optional forms of benefit other than those provided by the applicable provisions of Article VII, under the provisions of the Electrofusion Plan to the extent that such provisions of the Electrofusion Plan may not be eliminated under Code Section 411(d)(6) and the regulations thereunder. Notwithstanding anything to the contrary in this Section, to the extent that annuity or installment forms of distribution were being provided as of January 1, 2001, with respect to the portion of the Participant’s benefit attributable to the Electrofusion Plan the following shall apply: (a) such forms of distribution shall not be available to a Participant or Death Beneficiary (including a surviving spouse) with respect to any distribution with an annuity starting date that is later than the earlier of (i) the 90th day after the date a summary that reflects this provision of the January 1, 2001 restatement and that satisfies the requirements of Department of Labor regulation section 2520.104b-3 has been furnished in accordance with ERISA or (ii) January 1, 2003 and (b) distribution shall be made as provided under the applicable provisions of Article VII.
     (3) Amounts required to be distributed from Electrofusion Plan Transfer Contributions Accounts by Code Section 401(a)(9) shall be distributed as provided in Section 7.8, or, to the extent that the Electrofusion Plan provides optional forms of benefit other than those provided by Section 7.8, under the provisions of the Electrofusion Plan to the extent that such provisions of the Electrofusion Plan may not be eliminated under Code Section 411(d)(6) and the regulations thereunder.
     (4) References in this Section to the Electrofusion Plan shall be deemed to refer to the Electrofusion Plan as in effect immediately before the Merger Date.
     15.5 Continuation of Electrofusion Plan. The Plan shall be deemed to be a continuation by merger into the Plan of the Electrofusion Plan.

ARTICLE XVI
SPECIAL PROVISIONS REGARDING
MERGER OF WILLIAMS ADVANCED MATERIALS INC.
SAVINGS AND INVESTMENT PLAN INTO THE PLAN
     16.1 General. Effective as of the “Merger Date” as defined in Section 16.2, the Williams Advanced Materials Inc. Savings and Investment Plan (the “WAM Plan”) shall be merged into the Plan. This Article provides special provisions regarding such merger, which provisions shall apply notwithstanding any other provisions of the Plan and shall override any conflicting Plan provisions.
     16.2 Merger Date. “Merger Date” shall mean the close of business on December 31, 1994.
     16.3 Transfer of Accrued Benefits. Effective as of the Merger Date, all (then-existing) WAM Plan accounts (accrued benefits) shall be transferred from the WAM Plan to the Plan. Upon receipt of the assets of the WAM Plan from the trustee of the WAM Plan, the Trustee shall deposit and invest the assets in the Investment Funds in accordance with Article VI and rules and procedures regarding the same prescribed by the Administrative Committee. As of the date of receipt of such assets, separate Accounts (and sub-accounts as appropriate) under the Plan shall be established in the name of each WAM Plan participant and beneficiary (as of the Merger Date) of the corresponding type under the WAM Plan as certified to the Administrative Committee by the plan administrator of the WAM Plan, which shall become his Accounts (and sub-accounts as appropriate) for purposes of the Plan. Each such Account shall be credited with an amount equal to the balance of such participant’s or beneficiary’s corresponding account under the WAM Plan immediately prior to the transfer. Upon such transfer, outstanding loans, if any, under the WAM Plan shall become loans under the Plan and shall continue to be repaid and otherwise be governed under the Plan by the terms of such loan as made under the WAM Plan, except as otherwise provided by rules and procedures established by the Administrative Committee. Under rules prescribed by the Administrative Committee, any applications, elections, designations, and waivers under the WAM Plan that are applicable to accounts transferred from the WAM Plan to the Plan shall be applicable under the Plan.
     16.4 Investments, Withdrawals, and Distributions.
     (1) The Administrative Committee may make appropriate special provisions for the continued holding and designation of life insurance contracts acquired under the WAM Plan prior to July 1, 1989 and the payment of premiums thereon. Not more than 49.99% of the aggregate amount of employer contributions made on behalf of any former participant of the WAM Plan may be invested in ordinary life insurance contracts on the life of such participant. Not more than 24.99% of the aggregate amount of employer contributions on behalf of any former participant of the WAM Plan may be invested in term life insurance contracts on the life of such former participant. With respect to ordinary and term life insurance contracts on the life of a former participant of the WAM Plan, the sum of the annual term life insurance premium plus one-half of the ordinary life insurance premium may not exceed 24.99% of the employer contribution made on behalf of such former participant of the WAM Plan for the Plan Year in question.
     (2) With respect to amounts attributable to contributions made pursuant to the WAM Plan as in effect on or before June 30, 1989, the Participant need not be an Employee to make a withdrawal pursuant to Section 7.5 of the Plan.
     (3) A Participant who had an account under the WAM Plan as of June 30, 1989 and who elects to make a withdrawal from category (7) of Section 7.5 of the Plan shall, at such Participant’s election, either (i) be subject to a suspension of his Member Contributions for at least three months after the end of the month in which any such withdrawal was or is made, or (ii) such withdrawal shall be limited to amounts held under the Plan for at least two years unless such Participant has completed at least 60 months of participation in the WAM Plan and the Plan combined.
     (4) A Participant who had an account under the WAM Plan as of December 31, 1994 may elect to make a withdrawal under category (5) or (7) of Section 7.5 of the Plan without regard to the restriction that such withdrawals not be made more frequently than once during any consecutive nine-month period.
     16.5 Continuation of WAM Plan. The Plan shall be deemed to be a continuation by merger into the Plan of the WAM Plan.
ARTICLE XVII
MERGER OF THIN FILM TECHNOLOGY, INC.
401(K) PROFIT SHARING PLAN
     17.1 Definitions. For purposes of this Article XVII, the following definitions shall apply:
     (1) The “Transfer Date” shall mean April 3, 2006, or as soon as administratively possible thereafter.
     (2) The “Transfer Participants” shall mean those individuals who have account balances in the Transferor Plan immediately prior to the Transfer Date.
     (3) The “Transferor Plan” shall mean the Thin Film Technology, Inc. 401(k) Profit Sharing Plan.
     17.2 Plan Transfer. The Transferor Plan shall be merged into and made a part of the Plan effective as of April 3, 2006. Effective as of the Transfer Date, separate accounts of the Transfer Participants shall be transferred to the Plan from the Transferor Plan. The trustee for the Transferor Plan shall transfer the assets representing such separate accounts of the Transferor Plan to the Trustee for the Plan on the Transfer Date or as soon as practicable thereafter.

     17.3 Nonforfeitable Interest. The account balance of each Transfer Participant derived from the Transferor Plan shall at all times be and remain fully vested and nonforfeitable.
     17.4 Separate Accounts. The Trustee shall establish separate accounts as necessary to reflect interests transferred to the Plan under this Article XVII.
     17.5 Participation by Transfer Participants. Each Transfer Participant shall become a Participant (if not otherwise a Participant) by reason of the merger described in Section 17.2, and the provisions of the Plan shall govern his interest under the Plan. Notwithstanding anything in Section 3.11 to the contrary, Section 3.11 shall not apply to any Transfer Participant or other individual who is an employee of Thin Film Technologies, Inc. on April 3, 2006 except upon reemployment following the Transfer Date.
     17.6 Plan Loans. Any plan loan that is outstanding under the Transferor Plan on the Transfer Date shall be transferred to the Plan and shall be administered and repaid in accordance with its terms.
     17.7 Plan Elections. Any deferral election made under the Transferor Plan shall apply under the Plan until a superseding election is made under the Plan. Any beneficiary designation under the Transferor Plan shall not apply under the Plan. Each Transfer Participant shall have a Death Beneficiary as determined in accordance with Section 1.1(13).
     17.8 Code Section 411(d)(6) Protected Benefits. Effective for distributions on or after the Transfer Date, the only forms of distribution available to Transfer Participants shall be the forms of distribution available under Article VII. Notwithstanding any other provision of the Plan to the contrary, Participants shall be entitled to their accrued benefits under the Transferor Plan pursuant to Section 411(d)(6) of the Code, and such benefits shall be continued on and after the Transfer Date under the provisions of the Plan.
ARTICLE XVIII
SPECIAL PROVISIONS REGARDING
MERGER OF CERAC, INC.
RETIREMENT SAVINGS PLAN INTO THE PLAN
     18.1 General. Effective as of the “Merger Date” as defined in Section 18.2, the CERAC, Inc. Retirement Savings Plan (the “CERAC Plan”) shall be merged into the Plan. This Article provides special provisions regarding such merger, which provisions shall apply notwithstanding any other provisions of the Plan and shall override any conflicting Plan provisions.
     18.2 Merger Date. “Merger Date” shall mean the close of business on December 31, 2007.
     18.3 Transfer of Plan Assets. Effective as of the Merger Date, all CERAC Plan accounts and related assets shall be transferred from the CERAC Plan to the Plan. Upon receipt of the assets of the CERAC Plan from the trustee of the CERAC Plan, the Trustee shall deposit and invest the assets in the Investment Funds in accordance with Article VI and rules and procedures regarding the same prescribed by the Administrative Committee. As of the date of receipt of such assets, separate Accounts (and sub-accounts as appropriate) under the Plan shall be established in the name of each CERAC Plan participant and beneficiary (as of the Merger Date) of the corresponding type under the CERAC Plan, which shall become his Accounts (and sub-accounts as appropriate) for purposes of the Plan. Each such Account shall be credited with an amount equal to the balance of such participant’s or beneficiary’s corresponding account under the CERAC Plan immediately prior to the transfer. Upon such transfer, outstanding loans, if any, under the CERAC Plan shall become loans under the Plan and shall continue to be repaid and otherwise be governed under the Plan by the terms of such loan as made under the CERAC Plan, except as otherwise provided by rules and procedures established by the Administrative Committee. Under rules prescribed by the Administrative Committee, any applications, elections, and designations under the CERAC Plan that are applicable to accounts transferred from the CERAC Plan to the Plan shall be applicable under the Plan.
     18.4 Vesting. Each Account of a participant who was employed by CERAC, inc. on the Merger Date shall be fully vested and nonforfeitable on and after the Merger Date. All other accounts shall remain subject to the vesting schedule in effect under the CERAC Plan immediately prior to the Merger Date.
     18.5 Withdrawals. Upon attainment of age 59-1/2, a participant under the CERAC Plan prior to the Merger Date may elect to withdraw from his Account amounts attributable to nonelective employer and/or matching contributions made under the CERAC Plan with respect to periods prior to the Merger Date. Any such withdrawal shall be made in accordance with rules prescribed by the Administrative Committee for the purpose of preserving rights accorded by Section 411(d)(6) of the Code.
     18.6 Continuation of CERAC Plan. The Plan shall be deemed to be a continuation by merger into the Plan of the CERAC Plan.
ARTICLE XIX
EFFECTIVE DATE
     19.1 General. Except as otherwise provided in the Plan, this restatement is effective beginning January 1, 2009. No provision of this restatement of the Plan corresponding to any provision of the Plan that was amended prior to January 1, 2009 shall be effective prior to the relevant effective date or event specified in the prior amendment to the Plan.
     19.2 Special Effective Dates. Each change made to satisfy the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), final regulations under Section 401(k) and (m) of the Code, and any other change in the Code or ERISA, or regulations, rulings or other published guidance issued under the Code or ERISA, is effective on the first day of the first period (which may or may not be the first day of a Plan Year) with respect to which such change became required because of such provision. Moreover, changes made to Section 4.5 for purposes of complying with final regulations under Section 415 of the

Code shall be effective January 1, 2008, the first day of the first limitation year beginning on or after July 1, 2007.
     Executed at Cleveland, Ohio, on this 19th day of January, 2009.

BRUSH ENGINEERED MATERIALS INC.
By:	/s/ Michael C. Hasychak
	Name:	Michael C. Hasychak
	Title:	Vice President, Secretary and Treasurer

SCHEDULE I
COVERED PLANTS, LOCATIONS, OPERATING UNITS AND
CLASSIFICATIONS OF EMPLOYEES
This Schedule I lists all covered plants, locations, operating units, and classifications of employees (to which coverage under the Plan has been extended), and the later of the effective date of this Schedule I or the effective date of participation.

Later of the Effective Date of this
Plant, Location, Operating Unit, or Classification	Schedule I or the Date of
of Employees	Participation

All Brush Wellman Inc. plants and locations in Cleveland, Ohio or Mayfield Heights, Ohio	September 1, 1996

All Brush International, Inc. plants and locations in Cleveland, Ohio or Mayfield Heights, Ohio	January 1, 2001

All BEM Services, Inc. locations	January 1, 2001

All Brush Ceramic Products Inc. plants and locations in Tucson, Arizona	January 1, 2001

All Brush Resources Inc. plants and locations in Delta, Utah	January 1, 2001

All Brush Resources Inc. mining facilities in Juab County, Utah	January 1, 2001

All Brush Wellman Inc. plants and locations in Elmore, Ohio	September 1, 1996

All Brush Wellman Inc. plants and locations in Shoemakersville, Pennsylvania	September 1, 1996

All Brush Wellman Inc. plants and locations in Fremont, California	September 1, 1996

All Brush Wellman Inc. warehouses in Fairfield, New Jersey	September 1, 1996

All Brush Wellman Inc. warehouses in Warren, Michigan	September 1, 1996

All Brush Wellman Inc. warehouses in Elmhurst, Illinois	September 1, 1996

All Zentrix Technologies Inc. plants and locations in Newburyport, Massachusetts	January 1, 2001

Later of the Effective Date of this
Plant, Location, Operating Unit, or Classification	Schedule I or the Date of
of Employees	Participation

All Brush Wellman Inc. plants and locations in Lorain, Ohio	November 1, 1996

All field sales employees of Brush Wellman Inc. assigned to any of the foregoing plants, locations, or warehouses	September 1, 1996

All field sales employees assigned to any of the foregoing plants, locations, or warehouses	January 1, 2001

All Technical Materials, Inc. plants and locations in Lincoln, Rhode Island and all field sales employees of Technical Materials, Inc.	September 1, 1996

All Williams Advanced Materials Inc. plants and locations in Buffalo, New York and all field sales employees of Williams Advanced Materials Inc. assigned to a Williams Advanced Materials Inc. plant or location in Buffalo, New York
September 1, 1996

All Williams Advanced Materials Inc. plants and locations in Wheatfield, New York and all field sales employees of Williams Advanced Materials Inc. assigned to a Williams Advanced Materials Inc. plant or location in Wheatfield, New York
December 26, 1998

All Williams Acquisition LLC (for periods prior to January 1, 2009, Williams Advanced Materials Inc. Thin Film Products) plants and locations in Brewster, New York	March 28, 1999

All Thin Film Technology, Inc. plants and locations in Buellton, California	April 3, 2006

All Williams Advanced Materials Inc. sales employees located in Arizona	August 12, 2006

All Williams Advanced Materials Inc. plants and locations in Santa Clara, California	July 29, 2006

All CERAC, incorporated plants and locations in Milwaukee, Wisconsin	January 1, 2008

All Techni-Met, LLC (for periods prior to January 1, 2009, Techni-Met, Inc.) plants and locations in Windsor, Connecticut	February 4, 2008

AMENDMENT NO. 1
TO
BRUSH ENGINEERED MATERIALS INC. SAVINGS AND INVESTMENT PLAN
(AS AMENDED AND RESTATED AS OF JANUARY 1, 2009)
          Brush Engineered Materials Inc., an Ohio corporation, hereby adopts this Amendment No. 1 to the Brush Engineered Materials Inc. Savings and Investment Plan (As Amended and Restated as of January 1, 2009) (the “Plan”).
I.
     A new sentence is added to Subsection 4.1(1) of the Plan to provide as follows:
     Notwithstanding the foregoing provisions of this Subsection 4.1(1), the “basic percentage” amount of Basic Contributions shall be 25% for Participants at Covered Plants, Locations, Operating Units and Classifications of Employees listed on Schedule II and the “basic percentage” amount of Basic Contributions for Participants at each other Covered Plant, Location, Operating Unit or Classification of Employees listed on Schedule I shall be 0%; provided, however, that in any event such “basic percentage” amount for a Participant who is eligible to accrue benefits under the Brush Engineered Materials Inc. Pension Plan shall be 0%.
II.
     A new sentence is added to Subsection 4.3(1) of the Plan to provide as follows:
     Notwithstanding the foregoing provisions of this Subsection 4.3(1), except in the case of a Participant with respect to whom the “basic percentage” is greater than 0% as provided in Subsection 4.1(1), no Employer Contribution shall be allocated with respect to Basic Contributions for any pay period beginning on or after April 4, 2009.
III.
     A new Schedule II is added to the Plan in the form attached hereto.
IV.
     The foregoing changes to the Plan shall be effective for contributions for pay periods beginning on and after April 4, 2009.
     Executed at Mayfield Heights, Ohio, this 31st day of March, 2009.

BRUSH ENGINEERED MATERIALS INC.
By:	/s/ Michael C. Hasychak
	Name:	Michael C. Hasychak
	Title:	Vice President, Secretary and Treasurer

SCHEDULE II
COVERED PLANTS, LOCATIONS, OPERATING UNITS AND
CLASSIFICATIONS OF EMPLOYEES
This Schedule II lists all covered plants, locations, operating units, and classifications of employees eligible for Employer Contributions for pay periods beginning on and after April 4, 2009, provided that no Participant who is eligible to accrue benefits under the Brush Engineered Materials Inc. Pension Plan shall be eligible for allocation of any Employer Contribution.

Plant, Location, Operating Unit, or Classification
of Employees
All Thin Film Technology, Inc. plants and locations in Buellton, California

All CERAC, incorporated plants and locations in Milwaukee, Wisconsin

All Techni-Met, LLC plants and locations in Windsor, Connecticut

AMENDMENT NO. 2
TO
BRUSH ENGINEERED MATERIALS, INC. SAVINGS AND INVESTMENT PLAN
(AS AMENDED AND RESTATED AS OF JANUARY 1, 2009)
          Brash Engineered Materials, Inc., an Ohio corporation, hereby adopts this Amendment No. 2 to the Brash Engineered Materials Inc. Savings and Investment Plan (As Amended and Restated as of January 1, 2009) (the “Plan”).
I.
          A new section is added to Article XVI of the Plan to provide as follows:
     16.6 Surrender of Life Insurance Contracts. As of April 29, 2009 the Plan will no longer hold life insurance contracts, acquired pursuant to the merger of the Williams Advanced Materials, Inc. Savings and Investment Plan with the Plan, on the lives of any Participants. The Plan will surrender the held life insurance contracts and the surrender amount will be deposited into each respective insured Participant’s Account. Prior to the surrender of the life insurance contract, each insured Participant will have the opportunity to purchase the life insurance contract held on his behalf. Any sale of the life insurance contract to the insured Participant shall be made pursuant to the requirements of the Prohibited Transaction Exemption (CPTE 92-6).
II.
          The changes to the Plan made by Section I of this amendment shall be effective as of April 29, 2009.
          Executed at Mayfield Heights, Ohio, this 28th day of April, 2009.

BRUSH ENGINEERED MATERIALS INC.
By:	/s/ Michael C. Hasychak
	Name:	Michael C. Hasychak
	Title:	Vice President, Secretary and Treasurer

AMENDMENT NO. 3
TO
BRUSH ENGINEERED MATERIALS, INC. SAVINGS AND INVESTMENT PLAN
(AS AMENDED AND RESTATED AS OF JANUARY 1, 2009)
           Brush Engineered Materials, Inc., an Ohio corporation, hereby adopts this Amendment No. 3 to the Brush Engineered Materials Inc. Savings and Investment Plan (As Amended and Restated as of January 1, 2009) (the “Plan”).
I.
          A new paragraph is added to Subsection 4.5(1)(b) of the Plan to provide as follows:
     Notwithstanding any other provision of the Plan to the contrary, if a Participant is absent from employment as an Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his compensation hereunder will include any differential pay, as defined hereunder, he receives or is entitled to receive from his Employer. For purposes of this paragraph, “differential pay” means any payment made to the Participant by the Employer after December 31, 2008, with respect to a period during which the Participant is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as an Employee.
II.
          A new sentence is added to Subsection 4.6(3) of the Plan to provide as follows:
Effective for Plan Years beginning after December 31, 2007, income and loss for the Gap Period shall not be distributed with respect to contributions in excess of any limit described in Section 4.6 or 4.7.
III.
          A new Section 6.10 is added to the Plan to provide as follows:
     6.10 Diversification of Company Stock. The provisions of this Section 6.10 shall apply to any investment in Common Stock if such stock is publicly traded or treated as publicly traded under Section 401(a)(35) of the Code. Employer stock that is not publicly-traded shall be treated as publicly-traded securities if the Employer or any member of its controlled group (determined as provided in Section 414(b) of the Code, but substituting 50 percent for 80 percent) has issued publicly-traded securities, unless neither the Employer nor its parent company has issued either (i) publicly-traded securities or (ii) a special class of stock that grants particular rights to or bears particular risks for the holder or issuer with respect to any member of the controlled group. Notwithstanding any other provision of the Plan to the contrary, a Participant whose Accounts are invested, in whole or in part, in the Company Stock Fund shall be permitted to divest such investments and reinvest such Accounts in other Investment Funds provided under the Plan.

The Plan shall offer at least three Investment Fund options as alternatives to the Company Stock Fund. Each such alternative Investment Fund shall be diversified and shall have materially different risk and return characteristics.
The Committee shall notify each eligible Participant of his diversification rights no later than 30 days prior to the date he is first eligible to divest his investment in the Company Stock Fund.
The Plan shall not be treated as meeting the requirements of this Section 6.10 if the Plan imposes any restrictions or conditions on investment in the Company Stock Fund that do not also apply to investment in the other Investment Funds.
IV.
          A new Subsection 7.2(4) is added to the Plan to provide as follows:
     (4) Within the 120 day period ending 30 days before the date as of which distribution of a Participant’s Account commences, the Administrative Committee shall provide the Participant with a written explanation of his right to defer distribution until his attainment of age 65, or such later date as may be provided in the Plan, his right to make a direct rollover, and the forms of payment available under the Plan. Distribution of the Participant’s Account may commence less than 30 days after such notice is provided to the Participant if (i) the Administrative Committee clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to his attainment of age 65 and his election of a form of payment for a period of at least 30 days following his receipt of the notice and (ii) the Participant, after receiving the notice, affirmatively elects an early distribution. Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 2006, the written explanation provided by the Administrative Committee shall include a description of the consequences to the Participant of electing an immediate distribution of his vested Account balance instead of deferring payment to his attainment of age 65.
V.
          Subsection 7.9(3) of the Plan is amended and restated to provide as follows:
     (3) Eligible retirement plan: An eligible retirement plan means any of the following: (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity plan described in Code Section 403(a) that accepts rollovers, (iv) a qualified trust described in Code Section 401(a) that accepts rollovers, (v) an annuity contract described in Code Section 403(b) that accepts rollovers, (vi) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan, or (vii) effective for distributions made on or after January 1, 2008, a Roth IRA, as described in Code Section 408A, provided, that for distributions made prior to January 1, 2010, such rollover shall be subject to the limitations contained in Code Section 408A(c)(3)(B). Notwithstanding the foregoing, the portion of a Participant’s eligible rollover distribution that consists of his Member Contributions (non-CODA) may only be transferred to an individual retirement account or annuity described in Code Section 408(a) or (b) or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for such contributions, including separate accounting for the portion of such eligible rollover distribution that is includible in income and the portion that is not includible in income and the portion of such eligible rollover distribution that consists of his Roth 401(k) Contributions may only be transferred to another designated Roth account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A. Notwithstanding the foregoing, in the case of a distribution to a non-spouse Death Beneficiary, “eligible retirement plan” shall mean only an individual retirement account or annuity described in Section 408(a) or (b) of the Code that is established for the purpose of receiving the distribution on behalf of a designated beneficiary who is a non-spouse Death Beneficiary.
VI.
     A new Section 7.10 is added to the Plan to provide as follows:
     7.10 Default to Discontinue 2009 RMDs. Notwithstanding Section 7.8 of the Plan, a Participant or beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or beneficiary chooses to receive such distributions. Participants and beneficiaries described in the preceding sentence will be given the opportunity to elect the receive the distributions described in the preceding sentence. In addition, notwithstanding Section 7.9 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs, will be treated as eligible rollover distributions.
VII.
          A new paragraph is added to Section 11.10 of the Plan to provide as follows:
     If a Participant who is absent from employment as an Employee because of military service dies after December 31, 2006, while performing qualified military service (as defined in Code Section 414(u)), the Participant shall be treated as having returned to employment as an Employee on the day immediately preceding his death for purposes of determining the Participant’s vested interest in his Accounts and his beneficiary’s eligibility for any death benefit under the Plan.
VIII.
     Schedule I is amended by the addition of the following relating to a covered group:

All Barr Associates, Inc. plants and locations in Tyngsboro, Massachusetts and Westford, Massachusetts	January 1, 2010
IX.
     Schedule II to the Plan is amended and restated in the form attached hereto.
X.
     The changes to the Plan made by this amendment shall be effective as follows:
     Sections III, IV, V, and VII shall be effective January 1, 2007.
     Section II shall be effective January 1, 2008.
     Sections I and VI shall be effective January 1, 2009.
     Sections VIII and IX shall be effective January 1, 2010.
     Executed at Mayfield Heights, Ohio, this 23rd day of December, 2009.

BRUSH ENGINEERED MATERIALS INC.
By:	/s/ Michael C. Hasychak
	Name:	Michael C. Hasychak
	Title:	Vice President, Secretary and Treasurer

SCHEDULE II
COVERED PLANTS, LOCATIONS, OPERATING UNITS AND
CLASSIFICATIONS OF EMPLOYEES
This Schedule II lists all covered plants, locations, operating units, and classifications of employees eligible for Employer Contributions for pay periods beginning on and after April 4, 2009 or such later effective date as may be specified, provided that no Participant who is eligible to accrue benefits under the Brush Engineered Materials Inc. Pension Plan shall be eligible for allocation of any Employer Contribution.

Plant, Location, Operating Unit, or Classification
of Employees
All Thin Film Technology, Inc. plants and locations in Buellton, California

All CERAC, incorporated plants and locations in Milwaukee, Wisconsin

All Techni-Met, LLC plants and locations in Windsor, Connecticut

All Barr Associates, Inc. plants and locations in Tyngsboro, Massachusetts and Westford, Massachusetts (Effective January 1, 2010)

AMENDMENT NO. 4
TO
BRUSH ENGINEERED MATERIALS INC. SAVINGS AND INVESTMENT PLAN
(AS AMENDED AND RESTATED AS OF JANUARY 1, 2009)
          Brush Engineered Materials Inc., an Ohio corporation, hereby adopts this Amendment No. 4 to the Brush Engineered Materials Inc. Savings and Investment Plan (As Amended and Restated as of January 1, 2009) (the “Plan”).
I.
     The first sentence of Subsection 3.10(1) of the Plan is amended to provide as follows:
All employees who are eligible to make elective deferrals under the Plan and who have attained age 50 before the close of the tax year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code.
II.
A new Subsection 3.13(15) is added to the Plan to provide as follows:
     (15) A “qualified distribution” from a designated Roth account is not includible in the distributee’s gross income. A “qualified distribution” is a distribution that is both, (1) made after the five-taxable-year period of participation (meaning the period of five consecutive taxable years that begins with the first day of the first taxable year in which the employee makes a designated Roth contribution to any designated Roth account under the Plan and ends when five consecutive taxable years have been completed) has been completed; and (2) made on or after the date the employee attains age 59 1/2, made to a beneficiary or the estate of the employee on or after the employee’s death, or attributable to the employee’s being disabled within the meaning of Section 72(m)(7) of the Code; provided, however, that distribution from a designated Roth account is not a qualified distribution to the extent it consists of a distribution of excess deferrals and attributable income described in Treasury Reg. §1.402(g)-1(e).

III.
     The changes to the Plan by this amendment shall be effective as if originally included in the January 1, 2009 restatement of the Plan.
     Executed at Mayfield Heights, Ohio, this 23rd day of April, 2010.

BRUSH ENGINEERED MATERIALS INC.
By:	/s/ Michael C. Hasychak
	Name:	Michael C. Hasychak
	Title:	Vice President, Secretary and Treasurer

AMENDMENT NO. 5
TO
BRUSH ENGINEERED MATERIALS INC. SAVINGS AND INVESTMENT PLAN
(AS AMENDED AND RESTATED AS OF JANUARY 1, 2009)
           Brush Engineered Materials Inc., an Ohio corporation, hereby adopts this Amendment No. 5 to the Brush Engineered Materials Inc. Savings and Investment Plan (As Amended and Restated as of January 1, 2009) (the “Plan”).
I.
     The last sentence of Subsection 4.1(1) of the Plan is amended as follows:
     Notwithstanding the foregoing provisions of this Subsection 4.1(1), the “basic percentage” amount of Basic Contributions shall be 50% for Participants at Covered Plants, Locations, Operating Units and Classifications of Employees listed on Schedule II and the “basic percentage” amount of Basic Contributions for Participants at each other Covered Plant, Location, Operating Unit or Classification of Employees listed on Schedule I shall be 25%; provided, however, that in any event such “basic percentage” amount for a Participant who is eligible to accrue benefits under the Brush Engineered Materials Inc. Pension Plan shall be 25%.
II.
     New Articles XX and XXI are added to the Plan to provide as follows:
ARTICLE XX
SPECIAL PROVISIONS REGARDING
MERGER OF BARR ASSOCIATES, INC.
401(K) PROFIT SHARING PLAN INTO THE PLAN
     20.1 General. Effective as of the “Merger Date” as defined in Section 20.2, the Barr Associates, Inc. 401(k) Profit Sharing Plan (the “Barr Plan”) shall be merged into the Plan. This Article provides special provisions regarding such merger, which provisions shall apply notwithstanding any other provisions of the Plan and shall override any conflicting Plan provisions.
     20.2 Merger Date. “Merger Date” shall mean the close of business on April 30, 2010.
     20.3 Transfer of Plan Assets. Effective as of the Merger Date, all Barr Plan accounts and related assets shall be transferred from the Barr Plan to the Plan. Upon receipt of the assets of the Barr Plan from the trustee of the Barr Plan, the Trustee shall deposit and invest the assets in the Investment Funds in accordance with Article VI and rules and procedures regarding the same prescribed by the Administrative Committee. As of the date of receipt of such assets, separate Accounts (and sub-accounts as appropriate) under the Plan shall be established in the name of each Barr Plan participant and beneficiary (as of the Merger Date) of the corresponding type under the Barr Plan, which shall become his Accounts (and sub-accounts as appropriate) for purposes of the Plan. Each such Account shall be credited with an amount equal to the balance of such participant’s or beneficiary’s corresponding account under the Barr Plan immediately prior to the transfer. Upon such transfer, outstanding loans, if any, under the Barr Plan shall become loans under the Plan and shall continue to be repaid and otherwise be governed under the Plan by the terms of such loan as made under the Barr Plan, except as otherwise provided by rules and procedures established by the Administrative Committee.
     20.4 Participation by Barr Participants. Each participant in the Barr Plan on the Merger Date shall become a Participant (if not otherwise a Participant) by reason of the merger described in Section 20.1, and the provisions of the Plan shall govern his interest under the Plan. Any beneficiary designation under the Barr Plan shall not apply under the Plan, and each Participant shall have a Death Beneficiary as determined in accordance with Section 1.1(13).
     20.5 Vesting. Each Account of a participant who was employed by Barr Associates, Inc. on the Merger Date shall be fully vested and nonforfeitable on and after the Merger Date. All other accounts shall remain subject to the vesting schedule in effect under the Barr Plan immediately prior to the Merger Date.
     20.6 Withdrawals. Upon attainment of age 59-1/2, a participant under the Barr Plan prior to the Merger Date may elect to withdraw from his Account amounts attributable to any contributions made under the Barr Plan with respect to periods prior to the Merger Date. Any such withdrawal shall be made in accordance with rules prescribed by the Administrative Committee for the purpose of preserving rights accorded by Section 411(d)(6) of the Code.
     20.7 Continuation of Barr Plan. The Plan shall be deemed to be a continuation by merger into the Plan of the Barr Plan.
ARTICLE XXI
SPECIAL PROVISIONS REGARDING
MERGER OF ACADEMY CORPORATION
401(K) PLAN INTO THE PLAN
     21.1 General. Effective as of the “Merger Date” as defined in Section 21.2, the Academy Corporation 401(k) Plan (the “Academy Plan”) shall be merged into the Plan. This Article provides special provisions regarding such merger, which provisions shall apply notwithstanding any other provisions of the Plan and shall override any conflicting Plan provisions.
     21.2 Merger Date. “Merger Date” shall mean the close of business on April 30, 2010.
     21.3 Transfer of Plan Assets. Effective as of the Merger Date, all Academy Plan accounts and related assets shall be transferred from the Academy Plan to the Plan. Upon receipt of the assets of the Academy Plan from the trustee of the

Academy Plan, the Trustee shall deposit and invest the assets in the Investment Funds in accordance with Article VI and rules and procedures regarding the same prescribed by the Administrative Committee. As of the date of receipt of such assets, separate Accounts (and sub-accounts as appropriate) under the Plan shall be established in the name of each Academy Plan participant and beneficiary (as of the Merger Date) of the corresponding type under the Academy Plan, which shall become his Accounts (and sub-accounts as appropriate) for purposes of the Plan. Each such Account shall be credited with an amount equal to the balance of such participant’s or beneficiary’s corresponding account under the Academy Plan immediately prior to the transfer. Upon such transfer, outstanding loans, if any, under the Academy Plan shall become loans under the Plan and shall continue to be repaid and otherwise be governed under the Plan by the terms of such loan as made under the Academy Plan, except as otherwise provided by rules and procedures established by the Administrative Committee.
     21.4 Participation by Academy Participants. Each participant in the Academy Plan on the Merger Date shall become a Participant by reason of the merger described in Section 21.1, and the provisions of the plan shall govern his interest under the Plan. Any deferral election made under the Academy Plan shall apply under the Plan until a superseding election is made under the Plan. Any beneficiary designation under the Academy Plan shall not apply under the Plan, and each Participant shall have a Death Beneficiary as determined in accordance with Section 1.1(13). Moreover, Section 3.11 shall apply with respect to any individual employed by Academy on the Merger Date who does not have a deferral election in effect under the Academy Plan on that date.
     21.5 Vesting. Each Account of a participant who was employed by Academy Corporation on the Merger Date shall be fully vested and nonforfeitable on and after the Merger Date. All other accounts shall remain subject to the vesting schedule in effect under the Academy Plan immediately prior to the Merger Date.
     21.6 Withdrawals. Upon attainment of age 59-1/2, a participant under the Academy Plan prior to the Merger Date may elect to withdraw from his Account amounts attributable to any contributions made under the Academy Plan with respect to periods prior to the Merger Date. Any such withdrawal shall be made in accordance with rules prescribed by the Administrative Committee for the purpose of preserving rights accorded by Section 411(d)(6) of the Code.
     21.7 Continuation of Academy Plan. The Plan shall be deemed to be a continuation by merger into the Plan of the Academy Plan.
III.
     Schedule II to the Plan is amended and restated in the form attached hereto.
IV.
     The changes to the Plan made by this amendment shall be effective as of:

          Sections I and III shall be effective for pay periods beginning on and after April 3, 2010.
          Section II shall be effective April 30, 2010.
* * *
          Executed at Mayfield Heights, Ohio, this 7th day of April, 2010.

BRUSH ENGINEERED MATERIALS INC.
By:	/s/ Michael C. Hasychak
	Name:	Michael C. Hasychak
	Title:	Vice President, Secretary and Treasurer

SCHEDULE II
COVERED PLANTS, LOCATIONS, OPERATING UNITS AND
CLASSIFICATIONS OF EMPLOYEES
This Schedule II lists all covered plants, locations, operating units, and classifications of employees eligible for Employer Contributions for pay periods beginning on and after April 3, 2010 or such later effective date as may be specified, provided that no Participant who is eligible to accrue benefits under the Brush Engineered Materials Inc. Pension Plan shall be eligible for allocation of any Employer Contribution exceeding 25%.

Plant, Location, Operating Unit, or Classification
of Employees
All Thin Film Technology, Inc. plants and locations in Buellton, California

All CERAC, incorporated plants and locations in Milwaukee, Wisconsin

All Techni-Met, LLC plants and locations in Windsor, Connecticut

All Barr Associates, Inc. plants and locations in Tyngsboro, Massachusetts and Westford, Massachusetts (Effective January 1, 2010)

All Academy Corporation plants and locations in Albuquerque, New Mexico (effective May 1, 2010)

AMENDMENT NO. 6
TO
BRUSH ENGINEERED MATERIALS INC. SAVINGS AND INVESTMENT PLAN
(AS AMENDED AND RESTATED AS OF JANUARY 1, 2009)
          Brush Engineered Materials Inc., an Ohio corporation, hereby adopts this Amendment No. 6 to the Brush Engineered Materials Inc. Savings and Investment Plan (As Amended and Restated as of January 1, 2009) (the “Plan”).
I.
     Section 7.5 of the Plan is amended to provide as follows:
     7.5 Non-Hardship Withdrawals. A Participant who is an Employee may withdraw in cash a portion of his Account as provided below and in the order set forth in the following Subsections (1) through (7), but subject to a minimum withdrawal amount of the lesser of $300 or 100% of the maximum amount withdrawable from his Account. Any such withdrawal shall be made in accordance with procedures established by the Administrative Committee. The amount of such withdrawal shall be based upon the valuation of the Participant’s Account made as of a Valuation Date occurring on or after the date of application for such withdrawal, and such amount shall be payable as soon as practicable after such Valuation Date, all in accordance with procedures relating to Valuation Date and other matters established by the Administrative Committee, provided that payment shall in any event be made not later than 45 days after such Valuation Date unless extraordinary circumstances require payment on a later date.
     (1) The Participant may withdraw his Transfer Contributions to the extent the same are not then taxable to the recipient for federal income tax purposes, and the earnings thereon, and then, to the extent the terms of the transfer, provisions of the Code and other applicable law permit, the taxable portion thereof, and the earnings thereon;
     (2) The Participant may withdraw his Rollover Contributions, and the earnings thereon;
     (3) The Participant may withdraw his Member Contributions made to the Trust prior to April 1, 1984, and the earnings thereon;
     (4) The Participant may withdraw his Member Contributions made to the Trust after March 31, 1984 on other than a CODA basis and not subject to Employer matching, and the earnings thereon;

     (5) If, the Participant has attained age 59-1/2 he may withdraw his Member Contributions made to the Trust on a CODA basis and not subject to Employer matching, and the earnings thereon;
     (6) If the Participant has attained age 59-1/2 he may withdraw his Member Contributions made to the Trust on a CODA basis subject to Employer matching, and the earnings thereon, as well as Catch-up Contributions, and the earnings thereon; and
     (7) The Participant may withdraw his Member Contributions made to the Trust after March 31, 1984 on other than a CODA basis subject to Employer matching, and the earnings thereon.
     Withdrawals from any category set forth above may not be made until the assets in all prior categories have been withdrawn. Any Participant who has withdrawn or withdraws assets from category (7) may not make any further Member Contributions for at least three months after the end of the month in which any such withdrawal was or is made. No withdrawals from a Participant’s PAYSOP Contributions Account may be made at any time under this Section.
III.
     The changes to the Plan by this amendment shall be effective April 1, 2010.
     Executed at Mayfield Heights, Ohio, this 28th day of May, 2010.

BRUSH ENGINEERED MATERIALS INC.
By:	/s/ Michael C. Hasychak
	Name:	Michael C. Hasychak
	Title:	Vice President, Secretary and Treasurer

AMENDMENT NO. 7
TO
BRUSH ENGINEERED MATERIALS INC. SAVINGS AND INVESTMENT PLAN
(AS AMENDED AND RESTATED AS OF JANUARY 1, 2009)
           Brush Engineered Materials Inc., an Ohio corporation, hereby adopts this Amendment No. 7 to the Brush Engineered Materials Inc. Savings and Investment Plan (As Amended and Restated as of January 1, 2009) (the “Plan”).
I.
     Section 1.1(8) of the Plan is amended to provide as follows:
     1.1(8) Company. Materion Corporation, an Ohio corporation.
II.
     Section 1.1(16) of the Plan is amended t provide as follows:
     1.1(16) Employer. The Company, Materion Brush Inc., and any other corporation or business organization that has adopted the Plan pursuant to Article XII.
III.
     Section 1.1(29) of the Plan is amended t provide as follows:
     1.1(29) Plan. The plan, the terms and provisions of which are herein set forth, and as it has been or may be amended or restated from time to time, designated as “Materion Corporation Savings and Investment Plan” (for certain prior periods, “Brush Engineered Materials Inc. Savings and Investment Plan”).
IV.
     Section 12.1 of the Plan is amended t provide as follows:
     12.1 Adoption by Other Employers. Any corporation or other business organization other than the Company may, with the consent of either the Board of Directors or a duly authorized officer or officers of the Company, adopt the Plan and thereby become an Employer hereunder by executing a duly authorized instrument and filing a copy thereof with the Company; provided, however, that Materion Brush Inc. shall be deemed to have adopted the Plan and Materion Corporation shall be deemed to have consented thereto, without further action on the part of either. Such adoption may be subject to such terms and conditions as the Board of Directors or duly authorized officer or officers of the Company requires or approves.

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V.
     Schedule I to the Plan is amended and restated in the form attached hereto.
VI.
     Schedule II to the Plan is amended and restated in the form attached hereto.
VII.
     The changes to the Plan by this amendment shall be effective March 8, 2011.
     Executed at Mayfield Heights, Ohio, this 3rd day of March, 2011.

BRUSH ENGINEERED MATERIALS INC.
By:	/s/ Michael C. Hasychak
	Name:	Michael C. Hasychak
	Title:	Vice President, Secretary and Treasurer

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SCHEDULE I
COVERED PLANTS, LOCATIONS, OPERATING UNITS AND
CLASSIFICATIONS OF EMPLOYEES
This Schedule I lists all covered plants, locations, operating units, and classifications of employees (to which coverage under the Plan has been extended), and the later of the effective date of this Schedule I or the effective date of participation.

Later of the Effective Date of this
Plant, Location, Operating Unit, or Classification	Schedule I or the Date of
of Employees	Participation
All Materion Brush Inc. plants and locations in Mayfield Heights, Ohio	September 1, 1996

All Materion Services Inc. locations	January 1, 2001

All Materion Ceramics Inc. plants and locations in Tucson, Arizona	January 1, 2001

All Materion Natural Resources Inc. plants and locations in Delta, Utah	January 1, 2001

All Materion Natural Resources Inc. mining facilities in Juab County, Utah	January 1, 2001

All Materion Brush Inc. plants and locations in Elmore, Ohio	September 1, 1996

All Materion Brush Inc. plants and locations in Shoemakersville, Pennsylvania	September 1, 1996

All Materion Brush Inc. plants and locations in Fremont, California	September 1, 1996

All Materion Brush Inc. warehouses in Warren, Michigan	September 1, 1996

All Materion Brush Inc. warehouses in Elmhurst, Illinois	September 1, 1996

All Materion Technologies Inc. plants and locations in Newburyport, Massachusetts	January 1, 2001

All Materion Brush Inc. plants and locations in Lorain, Ohio	November 1, 1996

All field sales employees of Materion Brush Inc. assigned to any of the foregoing plants, locations, or warehouses	September 1, 1996

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Later of the Effective Date of this
Plant, Location, Operating Unit, or Classification	Schedule I or the Date of
of Employees	Participation
All field sales employees assigned to any of the foregoing plants, locations, or warehouses	January 1, 2001

All Materion Technical Materials Inc. plants and locations in Lincoln, Rhode Island and all field sales employees of Materion Technical Materials Inc.	September 1, 1996

All Materion Advanced Materials Technologies and Services Inc. plants and locations in Buffalo, New York and all field sales employees of Materion Advanced Materials Technologies and Services Inc. assigned to a Materion Advanced Materials Technologies and Services Inc. plant or location in Buffalo, New York
September 1, 1996

All Materion Advanced Materials Technologies and Services Inc. plants and locations in Wheatfield, New York and all field sales employees of Materion Advanced Materials Technologies and Services Inc. assigned to a Materion Advanced Materials Technologies and Services Inc. plant or location in Wheatfield, New York
December 26, 1998

All Materion Brewster LLC (for periods prior to January 1, 2009, Williams Advanced Materials Inc. Thin Film Products) plants and locations in Brewster, New York	March 28, 1999

All Materion Precision Optics and Thin Film Coatings Corporation plants and locations in Buellton, California	April 3, 2006

All Materion Advanced Materials Technologies and Services Inc. sales employees located in Arizona	August 12, 2006

All Materion Advanced Materials Technologies and Services Inc. plants and locations in Santa Clara, California	July 29, 2006

All Materion Advanced Chemicals Inc. plants and locations in Milwaukee, Wisconsin	January 1, 2008

All Materion Large Area Coatings LLC (for periods prior to January 1, 2009, Techni-Met, Inc.) plants and locations in Windsor, Connecticut	February 4, 2008

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Later of the Effective Date of this
Plant, Location, Operating Unit, or Classification	Schedule I or the Date of
of Employees	Participation
All Materion Precision Optics and Thin Film Coatings Inc. plants and locations in Tyngsboro, Massachusetts and Westford, Massachusetts	January 1, 2010

All Materion Advanced Materials Technologies and Services Corp. plants and locations in Albuquerque, New Mexico	May 1, 2010

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